                                                                    EXHIBIT 4(c)


                             POLYGRAM HOLDING, INC.

                      DEFERRED SAVINGS AND INVESTMENT PLAN
                                  FOR EMPLOYEES















                             AS AMENDED AND RESTATED
                         EFFECTIVE AS OF AUGUST 23, 1999

                             POLYGRAM HOLDING, INC.

                      DEFERRED SAVINGS AND INVESTMENT PLAN
                                  FOR EMPLOYEES

                                TABLE OF CONTENTS

INTRODUCTION.................................................................................................       1

ARTICLE I  -  DEFINITIONS....................................................................................       2

ARTICLE II  -  ELIGIBILITY, ENROLLMENT AND PARTICIPATION.....................................................      12
   2.1    Eligibility........................................................................................      12
   2.2    Enrollment and Participation.......................................................................      12
   2.3    Reemployed Employee................................................................................      12
   2.4    Change in Status...................................................................................      12
   2.5    Special Rules of Administration....................................................................      13

ARTICLE III  -  CONTRIBUTIONS................................................................................      14
   3.1    Pre-Tax Contributions..............................................................................      14
   3.2    Matching Contributions.............................................................................      15
   3.3    Post-Tax Contributions.............................................................................      16
   3.4    Tax-Free Rollovers.................................................................................      17
   3.5    Profits Not Required...............................................................................      17
   3.6    Military Leave.....................................................................................      17

ARTICLE IV  -  ABATEMENT AND ALLOCATION LIMITATIONS..........................................................      18
   4.1    Superseding Provisions.............................................................................      18
   4.2    Limitation on Dollar Amount of Pre-Tax Contributions...............................................      18
   4.3    Abatement of Pre-Tax Contributions.................................................................      20
   4.4    Abatement of Matching and Post-Tax Contributions...................................................      21
   4.5    Multiple Use Limitation............................................................................      22
   4.6    Section 415 Abatement..............................................................................      22

ARTICLE V  -  PARTICIPANT'S ACCOUNT..........................................................................      24
   5.1    Participant's Account..............................................................................      24
   5.2    Investment of Accounts.............................................................................      24
   5.3    Special Investment Restriction.....................................................................      26
   5.4    Management and Expenses of Investment Funds........................................................      26

ARTICLE VI  -  DISTRIBUTION OF BENEFITS......................................................................      27
   6.1    Commencement of Distributions......................................................................      27
   6.2    Form of Distribution...............................................................................      28
   6.3    Distribution Limitation............................................................................      31
   6.4    Waiver of Notice Period............................................................................      31
   6.5    Small Benefits.....................................................................................      32
   6.6    Status of Accounts Pending Distribution............................................................      33

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
ARTICLE VII  -  RETIREMENT BENEFITS..........................................................................      34
   7.1    Normal Retirement..................................................................................      34
   7.2    Late Retirement....................................................................................      34
   7.3    Disability Retirement..............................................................................      34
   7.4    Retirement Distributions...........................................................................      34

ARTICLE VIII  -  DEATH BENEFITS..............................................................................      35
   8.1    Payment to Beneficiary.............................................................................      35
   8.2    Beneficiary Designation............................................................................      36

ARTICLE IX  -  VESTING.......................................................................................      38
   9.1    Distribution.......................................................................................      38
   9.2    No Further Rights or Interest......................................................................      38
   9.3    Forfeiture.........................................................................................      39

ARTICLE X  -  WITHDRAWALS DURING SERVICE.....................................................................      40
   10.1   Withdrawals - Post-Tax Contributions...............................................................      40
   10.2   Withdrawals - Tax - Free Rollovers.................................................................      40
   10.3   Withdrawals - Matching Contributions...............................................................      40
   10.4   Withdrawals After Age 59-1/2.......................................................................      40
   10.5   Withdrawals During Employment on Account of Hardship...............................................      41
   10.6   Rules Governing Withdrawals........................................................................      43
   10.7   Non-Repayment......................................................................................      44
   10.8   Withdrawals When Not Fully Vested..................................................................      44

ARTICLE XI  -  TOP-HEAVY REQUIREMENTS........................................................................      45
   11.1   Definitions........................................................................................      45
   11.2   Minimum Employer Contributions.....................................................................      48
   11.3   Effect on Allocation Limitations...................................................................      49

ARTICLE XII  -  FIDUCIARY DUTIES AND RESPONSIBILITIES........................................................      50
   12.1   General Fiduciary Standard of Conduct..............................................................      50
   12.2   Plan Participation and Compensation of Fiduciaries.................................................      50
   12.3   Trust Agreement....................................................................................      51
   12.4   Appointment of Investment Managers.................................................................      52
   12.5   Investment Manager Powers..........................................................................      52
   12.6   Power to Direct Investments........................................................................      52
   12.7   Return of Employer Contributions...................................................................      52

ARTICLE XIII  -  PLAN ADMINISTRATION.........................................................................      54
   13.1   Appointment of Administrative Committee............................................................      54
   13.2   Action by Administrative Committee.................................................................      54
   13.3   Powers and Duties of the Administrative Committee..................................................      55
   13.4   Appointment of Investment Committee................................................................      56
   13.5   Action by the Investment Committee.................................................................      57
   13.6   Investment Committee Powers and Duties.............................................................      57

   13.7   Powers and Duties of Seagram.......................................................................      59
   13.8   Action by Seagram..................................................................................      59
   13.9   Designation of Fiduciary Authority.................................................................      59
   13.10  Reliance on Advisors...............................................................................      60
   13.11  Indemnification of Fiduciaries.....................................................................      60

ARTICLE XIV  -  PARTICIPANTS' RIGHTS.........................................................................      61
   14.1   General Rights of Participants and Beneficiaries...................................................      61
   14.2   Filing a Claim for Benefits........................................................................      61
   14.3   Denial of Claim....................................................................................      61
   14.4   Remedies Available to Participants.................................................................      62
   14.5   Limitation of Rights...............................................................................      62
   14.6   Mergers or Transfers...............................................................................      62

ARTICLE XV  -  AMENDMENT OR TERMINATION OF THE PLAN..........................................................      64
   15.1   Amendment of Plan..................................................................................      64
   15.2   Termination of the Plan............................................................................      64
   15.3   Full Vesting.......................................................................................      65
   15.4   Application of Forfeitures.........................................................................      65
   15.5   Subsequent Unfavorable Determination by the Internal Revenue Service...............................      65

ARTICLE XVI  -  MISCELLANEOUS................................................................................      66
   16.1   Non-Reversion......................................................................................      66
   16.2   Gender and Number..................................................................................      66
   16.3   Governing Law......................................................................................      66
   16.4   Compliance with the Code and ERISA.................................................................      66
   16.5   Non-Alienation.....................................................................................      67
   16.6   Action by the Employer or Seagram..................................................................      67

APPENDIX A...................................................................................................       i

APPENDIX B...................................................................................................      iv

APPENDIX C...................................................................................................      vi

APPENDIX D...................................................................................................    viii

APPENDIX E...................................................................................................       x

APPENDIX F...................................................................................................     xii

APPENDIX G...................................................................................................    xiii

APPENDIX H...................................................................................................      xv

APPENDIX I...................................................................................................     xvi

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
APPENDIX J...................................................................................................    xvii

APPENDIX K...................................................................................................   xviii

APPENDIX L...................................................................................................     xix

                                  INTRODUCTION

PolyGram Records, Inc. adopted this Deferred Savings and Investment Plan for Employees on January 1, 1987 as a profit sharing plan to provide retirement benefits to Participants. Effective January 1, 1991, this Plan (as defined in
Section 1.35) was amended and restated to change the sponsorship of the Plan to PolyGram Holding, Inc. and to make certain design changes as well as to make certain changes required by the Tax Reform Act of 1986, as amended, and subsequent regulations and legislation ("TRA 86"). Effective as of January 1, 1991, the Island Entertainment Group, Inc. ("Island") Retirement Plan was merged with and into this Plan and employees of A&M Records, Inc. ("A&M") became eligible to participate in this Plan. Effective January 1, 1994, Motown Record Company, L.P. became a participating employer in the Plan and the employees thereof became eligible to participate in the Plan. Effective as of August 23, 1999, this Plan is being amended and restated to reflect certain Plan design changes, including, but not limited to, daily valuations, the use of voice response technology and increased contribution rates. The Plan also is being amended to reflect current law and regulations. The design changes are effective as of August 23, 1999. The changes required by law are effective as of the date specified in Appendix L or other provisions of the Plan. The provisions of this Plan shall apply to all active Participants on and after August 23, 1999 as well as to all Participants who terminated employment prior to that date who have an Account under the Plan as of August 23, 1999.

                             ARTICLE I - DEFINITIONS


1.1 "ACCOUNT" means the value of a Participant's accrued benefit under the Plan.

1.2 "ADMINISTRATIVE COMMITTEE" means the committee appointed in accordance with Section 13.1.

1.3 "AFFILIATED EMPLOYER" means (a) any trade or business (whether or not incorporated) whose employees are treated as employed by the Company, pursuant to Section 414(b), (c), (m) or (o) of the Code, and (b) any other affiliated employer designated by the Company.

1.4 "ANNUITY STARTING DATE" means the first day of the first period for which an amount is payable as an annuity or in any other form.

1.5 "BASIC CONTRIBUTIONS" means that portion of the contributions made pursuant to Section 3.1 not in excess of six percent (6%) of a Participant's Compensation for a given month.

1.6 "BENEFICIARY" means the beneficiary or beneficiaries designated by the Participant under Section 8.2 who are entitled to any benefits upon the death of such Participant.

1.7 "CODE" means the Internal Revenue Code of 1986, as amended, and the rulings and regulations promulgated thereunder.

1.8 "COMMON SHARES" means the common shares of The Seagram Company Ltd., without nominal or par value.

1.9      "COMPANY" means PolyGram Holding, Inc. and any successor thereto.

1.10 "COMPENSATION" means the total annual wages, as defined in Section 3401(a) of the Code for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed, including any elective contributions made by an Employer on behalf of the Participant under
         Section 401(k) or 125 of the Code but excluding all of the following items: reimbursements or other expense allowances (including car allowances), fringe benefits (cash and noncash, including stock options), moving expenses, deferred compensation, severance pay paid in a lump sum and welfare benefits. In no event will the amount of Compensation taken into account exceed the limitation of the "Section 401(a)(17) Limit."

         For purposes of this definition, the "Section 401(a)(17) Limit" means
         (a) for each Plan Year starting after 1988 and before 1994, Compensation for each such Plan Year excluding any portion of a Participant's Compensation which is in excess of $200,000 as adjusted by the cost of living factor in accordance with Section 415(d) of the Code; and (b) for each Plan Year starting in 1994 and later, Compensation for each such Plan Year excluding any portion of a Participant's Compensation which is in excess of $150,000, as adjusted for the cost of living factor in accordance with Section 401(a)(17)(B)(ii) of the Code.

1.11 "DISABILITY" means the definition of a "Disability" in the Company's Long-Term Disability Plan; provided that such disability shall have continued for a period of at least six (6) consecutive months, and, in the opinion of a qualified physician acceptable to the Administrative Committee, such disability will be permanent and continuous during the remainder of the Participant's life.

1.12 "DISABILITY RETIREMENT DATE" means the first day of the month after the Administrative Committee has determined that a Participant's incapacity is a Disability.

1.13     "EFFECTIVE DATE" of this restatement is August 23, 1999.

1.14 "ELIGIBILITY COMPUTATION PERIOD" means the twelve (12) consecutive month period beginning on the Employee's Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and each anniversary thereof.

1.15 "EMPLOYEE" means an individual who either (i) on December 9, 1998 was on the payroll of the Company, or any company which qualified as an Affiliated Company on December 9, 1998, and is performing services in the employ of the Employer, or (ii) is hired on or after December 10, 1998 and who is performing services for PolyGram Group Distribution, Inc. - Indiana location, or any successor thereto, but shall not include any individual who (a) is a leased employee of the Employer within the meaning of Section 414(n) of the Code, (b) performs services as a consultant as determined by the Administrative Committee regardless of the manner in which the individual is paid, (c) is employed on a "freelance" basis and whose employment is not intended to be permanent but is intended to relate solely to one or more specific projects or time periods, (d) is covered by a collective bargaining agreement unless such agreement provides for participation in the Plan, and (e) is covered during the period of his employment with an Employer, and continues to accrue benefits under, a foreign plan sponsored by PolyGram N.V. or any foreign affiliate thereof.

1.16 "EMPLOYER" means the Company and any Affiliated Employers who have adopted this Plan with the approval of the Company.

1.17 "EMPLOYMENT COMMENCEMENT DATE" means, upon employment, the first date on which an Employee completes an Hour of Service.

1.18 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations promulgated thereunder.

1.19 "FIDUCIARY" means any person classified in accordance with Section 3(21) of ERISA.

1.20 "FIVE-PERCENT OWNER" means with respect to a corporation, any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than 5% of the outstanding stock of the corporation, or stock possessing more than 5% of the total voting power of the corporation.

1.21 "FORFEITURE" means the amount, if any, by which the value of a Participant's Account exceeds his Vested Interest as determined in accordance with Article IX.

1.22 "HIGHLY COMPENSATED EMPLOYEE" means for a Plan Year commencing on or after January 1, 1997, any employee of the Company or an Affiliated Employer (whether or not eligible for membership in the Plan) who:

         (i) was a Five-percent Owner for such Plan Year or the prior Plan Year, or

         (ii) for the preceding Plan Year received statutory compensation in excess of $80,000. The $80,000 amount in the preceding sentence shall be adjusted from time to time for cost of living in accordance with Section 414(q) of the Code.

         Notwithstanding the foregoing, employees who are nonresident aliens and who receive no earned income from the Company or an Affiliated Employer which constitutes income from sources within the United States shall be disregarded for all purposes of this Section.

         For purposes of this Section, statutory compensation shall mean an Employee's W-2 wages as reported or reportable (or which would be reportable as W-2 wages if the Employee's wages were subject to U.S. income tax), and elective contributions that are made by the Company and any Affiliated Employer that are not includible in gross income under Sections 125 and 402(e)(3) of the Code.

         The provisions of this Section shall be further subject to such additional requirements as shall be described in Section 414(q) of the Code and its applicable regulations, which shall override any aspects of this Section inconsistent therewith.

1.23 "HOUR OF SERVICE" means each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Company or an Affiliated Employer for the performance of services.

1.24     "INVESTMENT COMMITTEE" means the committee appointed in accordance with
         Section 13.4.

1.25 "INVESTMENT FUNDS" means the investment options made available to Participants as may be established BY the Investment Committee from time to time.

1.26 "LATE RETIREMENT AGE" means the first day of the month coincident with or next following a Participant's Severance from Service Date after his Normal Retirement Age, for any reason other than death.

1.27     "MATCHING CONTRIBUTIONS" means the amounts contributed pursuant to
         Section 3.2.

1.28 "NON-HIGHLY COMPENSATED EMPLOYEE" means for any Plan Year an employee of the Company or an Affiliated Employer who is not a Highly Compensated Employee for that Plan Year.

1.29 "NORMAL RETIREMENT AGE" means the date the Participant attains age sixty-five (65).

1.30 "NORMAL RETIREMENT DATE" means the first day of the month coinciding with or next following the date a Participant attains his Normal Retirement Age.

1.31 "PARENTAL LEAVE" means an absence (a) by reason of the pregnancy of the individual, (b) by reason of the birth of a child of the individual,
         (c) by reason of the placement of a child with the individual in connection with the adoption of such child by the individual or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

1.32 "PARTICIPANT" means any Employee of the Employer who is or becomes eligible to participate under this Plan in accordance with its provisions.

1.33 "PERIOD OF SERVICE" means a period of employment commencing on the Employee's Employment Commencement Date or Reemployment Commencement Date and ending on the Employee's Severance from Service Date. In the case of an Employee who is absent from service for Parental Leave, the period commencing after the first anniversary of the first date of such absence shall not be included as a Period of Service.

         Employment for any period of time with any Affiliated Employer after such Affiliated Employer became an Affiliated Employer shall be credited in determining an Employee's Period of Service. A Participant's Period of Service shall also include any Period of Service recognized under the Prior Plans (or that would have been recognized under the Prior Plans if the Participant had joined the applicable Prior Plan when first eligible). In addition, if an Employee is absent from the service of the Company or any Affiliated Employer because of service in the Uniformed Services of the United States and he returns to service with the Company or an Affiliated Employer having applied to return while his reemployment rights were protected by law, the absence shall be included as a Period of Service. If an Employee terminates employment and is subsequently reemployed within one year of the earlier of (i) his date of termination or (ii) the first day of an absence immediately preceding his date of termination, the period between his Severance from Service Date and his date of reemployment shall be included as a Period of Service. In the case of any person who is a leased employee (as defined in Section 414(n) of the Code) of the Company or an Affiliated Employer before or after a period of service as an Employee, the entire period during which he has performed services as a leased employee shall be counted as a Period of Service as an Employee, except that he shall not, by reason of that status, become a Participant in the Plan.

1.34 "PERIOD OF SEVERANCE" means the period of time commencing on the Employee's Severance from Service Date and ending on the Employee's Reemployment Commencement Date.

1.35 "PLAN" means the PolyGram Holding, Inc. Deferred Savings and Investment Plan for Employees. The Plan is intended to be a profit-sharing plan for purposes of Section 401(a) of the Code.

1.36 "PLAN YEAR" means the twelve-consecutive month period beginning each January 1.


1.37 "POST-TAX CONTRIBUTIONS" means a Participant's contributions made pursuant to Section 3.3.

1.38 "PRE-TAX CONTRIBUTIONS" means the sum of the Basic Contributions and the Supplementary Contributions, if any, made by the Employer on behalf of a Participant for a Plan Year.

1.39 "PRIOR PLANS" means either the Island Entertainment Group, Inc. Retirement Plan or the A&M Records Profit Sharing Plan and Trust.

1.40 "REEMPLOYMENT COMMENCEMENT DATE" means the first date on which an Employee completes an Hour of Service following a Period of Severance.

1.41 "SAVINGS LINE" means the interactive telephone system established by the Employer that permits Participants to manage their Account, including, but not limited to, commence participation in the Plan (in accordance with Section 2.2), change their contribution elections (in accordance with Sections 3.1 and 3.3) and investment elections (in accordance with Section 5.2), apply for a loan (in accordance with Appendix C), apply for an in-service withdrawal (in accordance with
         Article X), and request a distribution (in accordance with Article VI).

1.42 "SEAGRAM" means Joseph E. Seagram & Sons, Inc. and any successor thereto.

1.43 "SEAGRAM STOCK FUND" means the investment option, if any, offered under the Plan which is invested primarily in Common Shares.

1.44     "SEVERANCE FROM SERVICE DATE" means the earlier of:

         (a) The date on which occurs the termination of the Employee's relationship with the Company or an Affiliated Employer; or


         (b) The first anniversary of the first date of a period in which the Employee remains absent from service (with or without pay) with the Company or an Affiliated Employer for any reason other than the termination of the Employee's relationship with the Company or an Affiliated Employer, such as vacation, holiday, sickness, disability, leave of absence, or temporary layoff;

                  or

         (c) The second anniversary of the first date of a period in which the Employee is absent from service (with or without pay) with the Company or an Affiliated Employer for Parental Leave.

1.45 "SPOUSE" means the lawful spouse of the Participant, provided that a former spouse will be treated as a Spouse to the extent provided under a qualified domestic relations order described in Section 414(p) of the Code.

1.46 "SUPPLEMENTARY CONTRIBUTIONS" means that portion, if any, of the contributions made pursuant to Section 3.1 in excess of six percent (6%) of a Participant's Compensation for a given month.

1.47 "TAX-FREE ROLLOVER" means the contribution made by a Participant pursuant to Section 3.4.

1.48 "TRUST" means the trust formed pursuant to the trust agreement entered into by the Employer and the Trustees which trust agreement forms a part of, and implements the provisions of, this Plan.

1.49     "TRUSTEE" means the person(s) designated as such under the Trust.

1.50 "VESTED INTEREST" means, as of a given date, the nonforfeitable right to an immediate or deferred benefit in the amount which is equal to the sum of (a), (b) and (c) below:

         (a) The value on that date of that portion of the Participant's Account that is attributable to, and derived from, a Participant's Pre-Tax Contributions, Post-Tax Contributions, Tax-Free Rollovers;

         (b) In the case of a Participant on the payroll of the Company or an Affiliated Employer on December 9, 1998, or a Participant who terminated employment on or after January 1, 1998 and prior to December 9, 1998, or any Participant who had terminated employment within the 60 month period ending on December 9, 1998 and who did not receive a distribution of his vested Account following his termination of employment, the value of that portion of the Participant's Account that is attributable to and derived from Matching Contributions as of December 31, 1998, including gains and losses thereon; and

         (c) The value on that date of the remaining portion of the Participant's Account that is attributable to and derived from Matching Contributions and not otherwise included under paragraph (b) above multiplied by the Participant's Vesting Percentage on that date.

1.51 "VESTING PERCENTAGE" means the Participant's nonforfeitable interest in Matching Contributions credited to his Account plus the earnings thereon computed as of the date of determining such percentage in accordance with the following schedule based on Vesting Service:

              Years of Vesting Service                     Vesting Percentage
              ------------------------                     ------------------
                  Less than 1                                      0%
                  1 and less than 2                               20%
                  2 and less than 3                               40%
                  3 and less than 4                               60%
                  4 and less than 5                               80%
                  5 or more                                      100%


         The Participant's Vesting Percentage shall be 100% upon attaining age 60 while an employee of the Company or an Affiliated Employer, upon termination of employment as a result of death or Disability, upon termination of the Plan, or upon a partial termination of the Plan applicable to the affected Participant.

1.52 "VESTING SERVICE" means the number of whole years of an Employee's aggregate Periods of Service whether or not such Periods of Service are completed consecutively. For purposes of determining the number of whole years in accordance with this Section, all portions of non-successive Periods of Service that are less than whole years shall be aggregated on the basis that twelve (12) months of service equal a whole year of service (thirty (30) days are deemed to be a month in the case of the aggregation of fractional months) or three hundred sixty-five (365) days of service equal a whole year of service. All Periods of Service shall be taken into account for determining Vesting Service.

             ARTICLE II - ELIGIBILITY, ENROLLMENT AND PARTICIPATION

2.1      ELIGIBILITY

         Each Employee who was a Participant in the Plan on August 22, 1999 shall remain a Participant on August 23, 1999. Each other employee shall be eligible to Participate in the Plan on the date he becomes an Employee or on August 23, 1999, if later.


2.2      ENROLLMENT AND PARTICIPATION

         An eligible Employee will become a Participant as soon as administratively practicable following the date on which he contacts the Savings Line and authorizes Pre-Tax Contributions and/or Post-Tax Contributions. In the event a Participant is unable to use the Savings Line to make a contribution election, the Administrative Committee shall permit the Participant to make such election in writing on a form prescribed by the Administrative Committee for such purpose.

2.3      REEMPLOYED EMPLOYEE

         An individual who ceases to be an Employee and is subsequently rehired as an Employee shall become eligible to participate in the Plan upon his Reemployment Commencement Date in accordance with the provisions of
         Section 2.2.

2.4      CHANGE IN STATUS

         In the event a Participant becomes ineligible to participate because he is no longer a member of an eligible class of Employees, such Employee shall participate immediately upon his return to an eligible class of Employees. In the event an Employee who is not a member of the eligible class of Employees becomes a member of such eligible class, such Employee shall participate in accordance with the provisions of Section 2.2.

2.5      SPECIAL RULES OF ADMINISTRATION

         Notwithstanding any provision of the Plan to the contrary, due to the change in recordkeeper effective as of July 1, 1999, the following rules of administration shall apply during the period July 1, 1999 through August 22, 1999 (or such other date as the Administrative Committee deems appropriate to effectuate an orderly implementation) (the "Suspension Period"). Contribution rate elections, investment election changes, investment reallocation elections, withdrawals, loan applications and distributions will be suspended during the Suspension Period. Any distributions or loan approvals which would have been made during the Suspension Period will be made as soon as practicable following the Suspension Period and any contribution and investment changes shall be implemented as soon as practicable following the Suspension Period.

                           ARTICLE III - CONTRIBUTIONS

3.1      PRE-TAX CONTRIBUTIONS

(a) Each Participant who wishes to make a contribution election shall contact the Savings Line and specify, in the case of Pre-Tax Contributions, the percentage of Compensation to be reduced. Subject to the limitations of the Plan, each Participant who is both an Employee and a Highly Compensated Employee may elect to reduce his Compensation by at least 1% and not more than 12% (in whole percentages) and have that amount contributed to the Plan by the Employer as Pre-Tax Contributions, and each Participant who is an Employee and a Non-highly Compensated Employee may elect to reduce his Compensation by at least 1% and not more than 17% (in whole percentages) and have that amount contributed to the Plan by the Employer as Pre-Tax Contributions. However, in no event may the aggregate percentage of Compensation reduced pursuant to this Section, when added to the percentage of Compensation contributed by the Employer pursuant to Section 3.3, exceed 17% of Compensation. The Pre-Tax Contributions shall be paid to the Trustee as soon as practicable, but in no event later than the 15th business day of the month following the month in which such amounts otherwise would have been payable to the Participant in cash.

(b) A Participant's contribution election shall be effective as soon as administratively practicable following the date the Plan receives the Participant's contribution election; provided, however, that no contribution election shall be effective prior to the date the Employee becomes a Participant (or in the case of a Participant who ceases to be an Employee and then again becomes an Employee, the first date such employee again becomes an Employee). A Participant may only make a contribution election with respect to Compensation that becomes currently available after the date of such contribution election.

(c) A Participant may amend (to either increase or decrease the percentage of his Compensation contributed to the Plan) or revoke his contribution election on a prospective basis by contacting the Savings Line. Changes in a Participant's contribution election shall be effective as soon as administratively practicable following the date the Plan receives the Participant's revised contribution election.

(d) A Participant's contribution election shall automatically apply to any increases or decreases in the Participant's Compensation.

(e) Notwithstanding anything in this Section 3.1 to the contrary, in the event that a Participant is unable to use the Savings Line to make or change a contribution election, the Administrative Committee shall permit the Participant to make or change such election in writing on a form prescribed by the Administrative Committee for such purpose.

(f) Notwithstanding the foregoing, the Administrative Committee may, under administrative rules, restrict the right of some or all Highly Compensated Employees to increase, reduce or suspend their Pre-Tax Contributions during a Plan Year.

3.2      MATCHING CONTRIBUTIONS


         Each month, the Employer shall pay to the Trustee as a Matching Contribution to the Plan an amount which shall be allocated to each Participant's Account equal to fifty percent (50%) of the dollar amount of the Participant's Basic Contributions for the preceding month.

3.3      POST-TAX CONTRIBUTIONS

         Each Participant may make contributions to his Account which are includable as gross income for federal income tax purposes subject to the following rules:

         (a) Each Participant who wishes to make a contribution election relating to Post-Tax Contributions shall contact the Savings Line and specify the percentage of Compensation to be contributed to the Plan. Subject to the limitations of the Plan, each Participant who is an Employee may elect to contribute from 1% to 17% (in whole percentages) of his Compensation; provided, however, that in no event may the aggregate percentage of Compensation contributed pursuant to this Section when added to the percentage of Compensation reduced pursuant to Section 3.1 exceed 17% of Compensation. Post-Tax Contributions may only be contributed by payroll deduction and shall be paid to the Trustee as soon as practicable, but in no event later than the 15th business day of the month following the month in which such amounts would otherwise have been payable to the Participant in cash.

         (b) A Participant's contribution election shall be effective as soon as administratively practicable following the date the Plan receives the Participant's contribution election; provided, however, that no contribution election shall be effective prior to the date the Employee becomes a Participant (or in the case of a Participant who ceases to be an Employee and then again becomes an Employee, the first date such employee again becomes an Employee). A Participant may only make a contribution election with respect to Compensation that becomes currently available after the date of such contribution election.

         (c) A Participant may amend (to either increase or decrease the percentage of his annual Compensation contributed to the Plan) or revoke his contribution election on a prospective basis by contacting the Savings Line. Changes in a

                  Participant's contribution election shall be effective as soon as administratively practicable following the date the Plan receives the Participant's revised contribution election.

         (d) A Participant's contribution election shall automatically apply to any increases or decreases in the Participant's Compensation.

         (e) Notwithstanding anything in this Section 3.3 to the contrary, in the event that a Participant is unable to use the Savings Line to make or change a contribution election, the Administrative Committee shall permit the Participant to make or change such election in writing on a form prescribed by the Administrative Committee for such purpose.

3.4      TAX-FREE ROLLOVERS

         An Employee may transfer to his Account some or all of the amount of any eligible rollover distribution (as defined in Appendix E) received from a qualified plan. The amount transferred to this Plan cannot include any voluntary nondeductible contributions made by the Employee to the other plan.

3.5      PROFITS NOT REQUIRED

         Pre-Tax Contributions and Matching Contributions may be made by the Employer without regard to current or accumulated profits.

3.6      MILITARY LEAVE
         Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

                ARTICLE IV - ABATEMENT AND ALLOCATION LIMITATIONS

4.1      SUPERSEDING PROVISIONS

         The limitations of this Article shall supersede any provisions of the Plan to the contrary.

4.2      LIMITATION ON DOLLAR AMOUNT OF PRE-TAX CONTRIBUTIONS

(a) In no event shall the Participant's Pre-Tax Contributions and similar contributions made on his behalf by the Company and all Affiliated Employers to all plans, contracts or arrangements subject to the provisions of Section 401(a)(30) of the Code in any calendar year exceed $10,000, as adjusted from time to time for cost of living pursuant to Section 402(g)(5) of the Code. If a Participant's Pre-Tax Contributions in a calendar year reach that dollar limitation, his election of Pre-Tax Contributions for the remainder of the calendar year will be canceled.


(b) In the event that the sum of the Pre-Tax Contributions and similar contributions to any other qualified defined contribution plan maintained by the Company or an Affiliated Employer exceeds the dollar limitation in paragraph (a) above for any calendar year, the Participant shall be deemed to have elected a return of Pre-Tax Contributions in excess of such limit ("excess deferrals") from this Plan. The excess deferrals (adjusted for allocable income or loss) shall be returned to the Participant no later than the April 15 following the end of the calendar year in which the excess deferrals were made. The amount of excess deferrals to be returned for any calendar year shall be reduced by any Pre-Tax Contributions previously returned to the Participant under Section 4.3 for that calendar year. In the event any Pre-Tax Contributions returned under this paragraph
         (b) were matched by Matching Contributions under Section 3.2, those Matching Contributions (adjusted for allocable income or loss) shall be forfeited and used to reduce Employer contributions. In the event those Matching Contributions subject to forfeiture have been distributed to the Participant, the Employer shall make reasonable efforts to recover the contributions from the Participant.


(c) If a Participant makes tax-deferred contributions under another qualified defined contribution plan maintained by an employer other than the Company or an Affiliated Employer for any calendar year and those contributions when added to his Pre-Tax Contributions exceed the dollar limitation under paragraph (b) for that calendar year, the Participant may allocate all or a portion of such excess deferrals to this Plan. In that event, such excess deferrals (adjusted for allocable income or loss) shall be returned to the Participant no later than the April 15 following the end of the calendar year in which such excess deferrals were made. However, the Plan shall not be required to return excess deferrals unless the Participant notifies the Administrative Committee, in writing, by March 1 of that following calendar year of the amount of the excess deferrals allocated to this Plan. The amount of any such excess deferrals to be returned for any calendar year shall be reduced by any Pre-Tax Contributions previously returned to the Participant under Section 4.3 for that calendar year. In the event any Pre-Tax Contributions returned under this paragraph (c) were matched by Matching Contributions under Section 4.2, those Matching Contributions (adjusted for allocable income or loss) shall be forfeited and used to reduce Employer contributions. In the event those Matching Contributions subject to forfeiture have been distributed to the Participant, the Employer shall make reasonable efforts to recover the contributions from the Participant.


(d) The income (or loss) allocable to excess deferrals (and Matching Contributions, if applicable) shall be determined by using a uniform and nondiscriminatory method which reasonably reflects the manner used by the Plan to allocate income to Participants' Accounts.


4.3      ABATEMENT OF PRE-TAX CONTRIBUTIONS

         In no event shall the amount of Pre-Tax Contributions made on behalf of a Highly Compensated Employee equal or exceed an amount that would cause the Plan to fail to satisfy the limitations of Section 401(k)(3) of the Code and Section 1.401(k)-(l)(b) of the Treasury Regulations, each of which are incorporated herein by reference. For purposes of determining the Plan's compliance with the foregoing, the prior year testing method (as described in Section 401(k)(3) of the code) shall be used. If the Administrative Committee determines that the test described above has been exceeded, the excess Pre-Tax Contributions shall be allocated to some or all Highly Compensated Employees in accordance with the provisions of Section 401(k)(8) of the Code.

         Any excess Pre-Tax Contributions by a Highly Compensated Employee (adjusted for allocable income or loss) shall be distributed to the Participant not later than the end of the Plan Year following the Plan Year in which the excess contributions were made, provided that the Administrative Committee may recharacterize the excess Pre-Tax Contributions (adjusted for allocable income or loss), as Post-Tax Contributions and income (subject to abatement under Section 4.4 and only to the extent it does not force abatement of any other Participant's Post-Tax and Matching Contributions pursuant to Section 4.4), and provided such recharacterization occurs within 2-1/2 months of the Plan Year being tested. Such recharacterized Pre-Tax Contributions (adjusted for allocable income or loss) shall be deemed contributed with respect to the Plan Year in which the excess contributions were made. Any Matching Contribution (adjusted for allocable income or loss) made with respect to any excess Pre-Tax Contribution that is distributed to the Participant or is recharacterized as a Post-Tax Contribution shall be forfeited and shall be applied as provided in Section 9.3. In the event any Matching Contributions subject to forfeiture under this Section have been distributed to the Participant, the Employer shall make reasonable efforts to recover the contributions from the Participant.


         The income or loss allocated to excess Pre-Tax Contributions (and Matching Contributions, if applicable) shall be determined by using a uniform and nondiscriminatory method which reasonably reflects the manner used by the Plan to allocate income to Participants' Accounts.


4.4      ABATEMENT OF MATCHING AND POST-TAX CONTRIBUTIONS

         In no event shall the amount of Matching Contributions and Post-Tax Contributions to the account of a Highly Compensated Employee equal or exceed an amount that would cause the Plan to fail to satisfy the requirements of Section 401(m) of the Code and Section 1.401(m)-2 of the Treasury Regulations, each of which is incorporated herein by reference. For purposes of determining the Plan's compliance with the foregoing, the prior year testing method (as described in Section 401(m)(2) of the code) shall be used.

         If such Matching Contributions and Post-Tax Contributions by or on behalf of a Highly Compensated Employee must be reduced to enable the Plan to satisfy the requirements of Section 401(m) of the Code, then, to the extent necessary to eliminate such excess Matching Contributions and Post-Tax Contributions made by, or on behalf of, Highly Compensated Employees shall be reduced (in order of the Contribution Percentages beginning with the highest of such percentages) to the extent necessary to meet such tests and such excess contributions (adjusted for allocable income or loss) shall be distributed to Highly Compensated Employees on the basis of the respective portions of the excess contributions allocable to each Participant determined in accordance with Section 401(m)(6)(C) of the Code. Such reduction shall be made by first distributing any Post-Tax Contributions and then forfeiting any Matching Contributions. A Participant who receives a distribution of his Account balance during the Plan Year shall be obligated to return the amount of any Matching Contributions that are otherwise forfeitable pursuant to the terms of this Section.

         The income or loss allocable to Matching Contributions and Post-Tax Contributions shall be determined by using a uniform and nondiscriminatory method which reasonably reflects the manner used by the Plan to allocate income to Participants' Accounts.

4.5      MULTIPLE USE LIMITATION

         Notwithstanding any provision of the Plan, in no event shall the sum of the actual deferral percentage of the group of eligible Highly Compensated Employees and the contribution percentage of such group, after applying the provisions of Sections 4.3 and 4.4, exceed the "aggregate limit" as provided in Section 401(m)(9) of the Code and the regulations issued thereunder. In the event the aggregate limit is exceeded for any Plan Year, the contribution percentages of the Highly-Compensated Employees shall be reduced to the extent necessary to satisfy the aggregate limit in accordance with the procedure set forth in Section 4.4.

4.6      SECTION 415 ABATEMENT

         Notwithstanding any other provision of the Plan to the contrary, no allocation shall be made to a Participant's Account in excess of the maximum amount permitted under Section 415 of the Code which is hereby incorporated by reference. If, after the end of a Plan Year, the Administrative Committee determines that the annual additions credited under the Plan with respect to a Participant for any Plan Year exceed the limitations of Section 415 of the Code as a result of (i) the allocation of forfeitures, (ii) a reasonable error in estimating the Participant's 415 Compensation for the Plan Year, (iii) a reasonable error in determining the amount of Pre-Tax Contributions that the Participant may contribute, or (iv) any other circumstance permitted pursuant to the regulations and rulings promulgated under Section 415 of the Code, then the amount of contributions credited to the Participant's Account in that Plan Year shall be adjusted to the extent necessary to satisfy that limitation in accordance with the following order of priority:

         (a) First, the Participant's Post-Tax Contribution for such Plan Year shall be reduced and returned to the Participant as soon as administratively feasible.

         (b) Second, Supplementary Contributions for such Plan Year shall be reduced and returned to the Participant as soon as administratively feasible.

         (c) Third, Basic Contributions and corresponding Matching Contributions made on behalf of a Participant shall be abated and the Basic Contributions shall be used to reduce the amount of contributions to be made by the Employer on behalf of the Participant under Section 3.1 in the following Plan Year or succeeding Plan Years, if necessary, and Matching Contributions shall be used to reduce Matching Contributions to be made on behalf of all Participants in the following Plan Year.

         (d) In the event that a Participant ceases to be covered by the Plan before the Basic Contribution amounts abated pursuant to
                  (c) have been allocated to his Account, then such abated amounts shall be credited and allocated to reduce Employer contributions for the following Plan Year.

                        ARTICLE V - PARTICIPANT'S ACCOUNT


5.1      PARTICIPANT'S ACCOUNT

         A Participant's Account shall be maintained by the Trustee on behalf of each Participant until such Account is distributed in accordance with the terms of this Plan. The records for a Participant's Account shall show (a) the Pre-Tax Contributions, Matching Contributions, Post-Tax Contributions and Tax-Free Rollovers made to such Account, (b) the investment gains and losses, withdrawals, distributions and charges attributable to such contributions, and (c) such other information as the Administrative Committee or the Trustee may deem appropriate.

         Participants' Accounts shall be valued, and earnings and losses allocated, daily except that loans, in-service withdrawals, distributions, and certain repayments shall not be valued until processed.

5.2      INVESTMENT OF ACCOUNTS

         Each Participant shall be entitled at the time of enrollment in the Plan to make an election to direct how contributions made to his Account shall be invested in and among the Investment Funds. A Participant's investment election shall be effective as soon as administratively practicable following the date the Plan receives the Participant's investment election. Tax-Free Rollovers made by a Participant may be invested in the same manner as other contributions. An investment election shall specify the percentage of contributions to be invested in the Investment Funds in multiples of 1%.

         Participants may make or change their investment elections by calling the Savings Line. A Participant's change in investment election shall be effective with respect to new contributions only, unless the Participant also makes a new investment election with respect to amounts in his existing Account. Changes in a Participant's investment election shall be effective as soon as administratively practicable after the date the Plan receives the Participant's revised investment election.

         Notwithstanding anything in this Section 5.2 to the contrary, in the event that a Participant is unable to use the Savings Line to make or change an investment election, the Administrative Committee shall permit the Participant to make or change such election in writing on a form prescribed by the Administrative Committee for such purpose.

         In the event the Participant does not direct the Trustee regarding the investment or re-investment of the Participant's Account, the Trustee shall invest any new contributions made to the Participant's Account in accordance with the Participant's most recently submitted investment election; provided, however, that if it is not possible to continue to invest in accordance with the Participant's investment election (for example, because the Investment Committee has ceased to offer the investment), the Investment Committee shall determine the manner in which the Participant's Account shall be invested.

         Each Participant is solely responsible for his selection of Investment Funds. None of the Trustee, the Administrative Committee, the Investment Committee, Seagram, the Employer or any other of the employees, officers or supervisors of the Company is empowered or authorized to advise a Participant regarding the Participant's investment election. The Investment Committee's selection of the Investment Funds offered under this Plan shall not be construed as a recommendation that Participants invest in any particular Investment Fund. The Plan is primarily intended to constitute a plan described in ERISA Section 404(c) and Title 29 of the Code of Federal Regulations 2550.404c-1, and, to the extent it does, the fiduciaries of the Plan are relieved of liability for any losses which are the direct result of investment elections made by Participants and Beneficiaries.

         Pending ultimate investment in accordance with the Participant's directions, the Trustee temporarily may hold contributions to the Participant's Account as cash or in short-term investments if the Trustee determines that it is inappropriate to make an immediate investment in accordance with the Participant's directions.

5.3      SPECIAL INVESTMENT RESTRICTION

         Any Participant who is an insider, as defined for the purposes of
         Section 16 of the Securities Exchange Act of 1934, as amended, is prohibited from directing investments of contributions or existing Account balances into or out of the Seagram Stock Fund.

5.4      MANAGEMENT AND EXPENSES OF INVESTMENT FUNDS

(a) The Investment Committee shall select Investment Funds from time to time in accordance with the investment policies and objectives established by Seagram. Subject to such policies and objectives, the Investment Committee shall have the right to cease offering any Investment Fund or to add any Investment Fund at any time.

(b) Expenses directly attributable to the investment in, and the management of, a particular Investment Fund (including, but not limited to, brokers' commissions, investment fees, and other similar expenses) shall be treated as charges against amounts invested in that Investment Fund. Such charges shall be reflected in the Accounts of Participants whose contributions are invested in such Investment Fund in a uniform and nondiscriminatory manner. However, the Company may at its discretion elect to pay, or cause to be paid by the Employer, any such costs, fees and expenses.

5.5      INVESTMENT OF LOAN REPAYMENTS AND RESTORATION OF FORFEITURES

Any loan repayments and repayments in connection with forfeiture restorations in accordance with Section 9.2 shall be invested in the Investment Funds that have been selected by the Participant for new contributions as in effect on the date such repayments or contributions are received.

                      ARTICLE VI - DISTRIBUTION OF BENEFITS

6.1      COMMENCEMENT OF DISTRIBUTIONS

(a) Distribution of the Vested Interest in a Participant's Account shall commence as soon as practicable following the Participant's Severance from Service Date. Notwithstanding the foregoing, if the total value of a Participant's Account exceeds $5,000, payment shall be made no earlier than the Participant's Normal Retirement Age or the Participant's death, whichever occurs first, unless the Participant consents in writing to an earlier distribution of his Account. A Participant may elect to defer the commencement of the distribution of his Account, but in no event later than the April 1 following the calendar year in which he attains age 70-1/2 or retires, if later. Such election shall be made in accordance with the rules established by the Administrative Committee. A Participant who elects to defer the receipt of a distribution may revoke such election at any time and elect an earlier distribution date. However, notwithstanding the foregoing or any other provision of this Plan, a Participant who is a Five-percent Owner must begin receiving distributions from his Account no later than the April 1st following the calendar year in which the Participant attains age 70-1/2 under one of the forms of payment described in
         Section 6.2. If a Participant who has attained age 70-1/2 elects to commence receipt of his Account in installments, the Administrative Committee shall direct the Trustee to distribute to the Participant the greater of: (i) the amount determined using the methodology set forth in Section 6.2(b), or (ii) the amount required to be distributed under
         Section 401(a)(9) of the Code.

         In the event a Participant, other than a Five-percent Owner, was receiving payments while in service (in accordance with the provisions of Section 401(a)(9) of the Code) as of December 31, 1999, the Participant shall continue to receive payment on and after January 1, 2000, unless the Participant elects to suspend payments while he remains in service in accordance with such uniform rules as the Administrative Committee shall adopt.

(b) Unless the Participant otherwise elects by filing the required notice with the Administrative Committee and in accordance with rules prescribed by the Administrative Committee, the payment of benefits under the Plan shall not commence later than the sixtieth (60th) day after the end of the Plan Year (i) in which the Participant attains Normal Retirement Age, (ii) in which the tenth (10th) anniversary of the date on which the Participant commenced participation in the Plan occurs, or (iii) in which the Participant terminates service with the Company and all Affiliated Employers, whichever of (i), (ii) or (iii) is the latest to occur.

(c) If the value of a Participant's Account cannot be ascertained by the date of the scheduled payment or, if it is not possible to make payment on such date because the Administrative Committee has been unable to locate the Participant (or Beneficiary) after making reasonable efforts to do so, a payment may be made no later than sixty (60) days after the earliest date on which the Participant's Account can be ascertained, or the date on which the Participant (or Beneficiary) is located.

6.2      FORM OF DISTRIBUTION

         A Participant may elect, in such manner as the Administrative Committee may prescribe, to receive payment in one of the forms of payment described below or in a combination of the forms described in paragraphs (a) and (b), as follows:

         (a) Lump Sum Payment. By payment in a lump sum of the value of his Vested Interest in his Account determined on the date on which the distribution is made.

         (b) Installments. By payments in a series of substantially equal monthly, quarterly, semi-annual or annual installments over a period not to exceed the greater of (i) the Participant's life expectancy, or (ii) the joint and last survivor life expectancy of the Participant and his Beneficiary (if the designated Beneficiary is an individual). If the Participant's Beneficiary is not his Spouse, the present value of payments made to the Participant over his life expectancy, must exceed fifty percent (50%) of his Vested Interest at the time benefits first became distributable. A Participant who elects to receive installments may revoke such election at any time and in lieu thereof elect to receive a lump sum distribution of the balance of his Account. Notwithstanding the foregoing, an installment period in excess of 15 years may only be elected by a Participant who had an Account under the Plan on August 23, 1999.

         (c) Annuity. By purchase of an annuity. An election by a Participant of payment of benefits in the form of an annuity shall be subject to the following terms and conditions:

                  (i) The election shall be made in writing on a form filed with the Administrative Committee at any time during the ninety (90) day period ending on the Annuity Starting Date.

                  (ii) If the Participant is married on the Annuity Starting Date, then his benefits shall be paid in the form of a joint and fifty percent (50%) survivor annuity (for the life of the Participant and, after his death, for the life of the surviving Spouse) unless the Participant's Spouse consents (in the manner described in Section 8.2) to payment in another form or to another Beneficiary and does not withdraw such consent before the end of the ninety (90)-day period ending on the Annuity Starting Date. A Participant who elects an annuity option shall be subject to the following rules. A Participant may revoke his election and make a new election from time to time and at any time during the applicable election period. If the annuity form selected is not a 50% joint and survivor annuity with the Participant's spouse as the Beneficiary, the annuity payable to the Participant and thereafter to his Beneficiary shall be subject to the incidental death benefit rule as described in Section 401(a)(9)(G) of the Code and its applicable regulations. The Administrative Committee shall furnish each Participant no less than 30 days nor more than 90 days before his Annuity Starting Date a written explanation of the 50% joint and survivor annuity in accordance with applicable law. A Participant's Annuity Starting Date may not occur less than 30 days after receipt of the notice. Notwithstanding the foregoing, a Participant may, after having received the notice, affirmatively elect to have his benefit commence sooner than 30 days following his receipt of the notice, provided all of the waiver requirements set forth in Section 6.4 relating to a distribution subject to Sections 401(a)(11) and 417 are met.

                  (iii) Any election made in accordance with this Section 6.2(c) shall be null and void if the Participant dies before the Annuity Starting Date.

                  (iv) The election of an annuity form of payment may only be made by a Participant with an Account under the Plan on August 23, 1999.

         Participants may request a distribution form by contacting the Savings Line (or the Administrative Committee).

         If a Participant fails to elect a form of payment, distribution of the Vested Interest of his Account will be made in a cash lump sum. Notwithstanding the foregoing, if a Participant who has an Account under the Plan as of August 23, 1999 is required to commence payment under Section 401(a)(9) of the Code and fails to elect a form of payment upon his required commencement date, payment shall be made in annual installments in the amount necessary to satisfy the provisions of Section 401(a)(9) of the Code until such time as the Participant files an election of a payment method with the Administrative Committee in accordance with such rules as the Administrative Committee shall prescribe. Such minimum amount will be determined on the basis of the Participant's life expectancy. Such life expectancy will not be recalculated.

6.3      DISTRIBUTION LIMITATION

         Notwithstanding any other provision of the Plan to the contrary, all distributions from the Plan shall conform to the regulations issued under Section 401(a)(9) of the Code, including the incidental death benefit provison of Section 401(a)(9) of the Code. Further, such regulations shall override any Plan provision that is inconsistent with
         Section 401(a)(9) of the Code.

6.4      WAIVER OF NOTICE PERIOD

         Except as provided in the following sentence, if the value of the vested portion of a Participant's Account exceeds $5,000, an election by the Participant to receive a distribution prior to age 65 shall not be valid unless the written election is made (a) after the Participant has received the notice required under Section 1.411(a)-11(c) of the Treasury Regulations and (b) within a reasonable time before the effective date of the commencement of the distribution as prescribed by said regulations. If such distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                  (a) the Administrative Committee clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                  (b) the Participant, after receiving the notice under Sections 411 and 417, affirmatively elects a distribution.

         If such distribution is one to which Sections 401(a)(11) and 417 of the Code do apply, a Participant may, after receiving the notice required under Sections 411 and 417 of the Code, affirmatively elect to have his benefit commence sooner than 30 days following his receipt of the required notice, provided all of the following requirements are met:


         (i) the Administrative Committee clearly informs the Participant that he has a period of at least 30 days after receiving the notice to decide when to have his benefit begin, and if applicable, to choose a particular optional form of payment;

         (ii) the Participant affirmatively elects a date for benefits to begin, and if applicable, an optional form of payment, after receiving the notice;

         (iii) the Participant is permitted to revoke his election until the later of his Annuity Starting Date or seven days following the day he received the notice;

         (iv) the Participant's Annuity Starting Date is after the date the notice is provided; and

         (v) payment does not commence less than seven days following the day after the notice is received by the Participant.

6.5      SMALL BENEFITS

         Notwithstanding any provision of the Plan to the contrary, a lump sum payment shall be made in lieu of all vested benefits if the value of the Vested Interest of the Participant's Account as of his termination of employment amounts to $5,000 or less. The lump sum payment shall automatically be made as soon as administratively practicable following the Participant's termination of employment.

6.6      STATUS OF ACCOUNTS PENDING DISTRIBUTION

         Until completely distributed under the Plan, the Account of a Participant who is entitled to a distribution shall continue to be invested as part of the funds of the Plan and the Participant shall retain investment transfer rights as described in Section 5.2 during the deferral period. However, loans or withdrawals shall not be permitted during the deferral period except to the extent required by law.

                        ARTICLE VII - RETIREMENT BENEFITS

7.1      NORMAL RETIREMENT

         If a Participant retires from the service of the Company and all Affiliated Employers on his Normal Retirement Date, he shall be entitled to receive distribution of his Account commencing in accordance with the provisions of Section 6.1.

7.2      LATE RETIREMENT

         A Participant may continue in the service of the Employer after his Normal Retirement Date, and in such event he shall retire on his Late Retirement Date. Such Participant shall continue as a Participant under this Plan until such Late Retirement Date. The Participant shall be entitled to receive a distribution of his Account commencing in accordance with Section 6.1.

7.3      DISABILITY RETIREMENT

         A Participant who retires from the service of the Company and all Affiliated Employers on account of Disability shall be entitled to receive distribution of his Account commencing in accordance with the provisions of Section 6.1.

7.4      RETIREMENT DISTRIBUTIONS

         All distributions on account of retirement described in this Article shall be made pursuant to the terms and conditions of Article VI.

                          ARTICLE VIII - DEATH BENEFITS



8.1      PAYMENT TO BENEFICIARY

(a) Except as otherwise provided in Section 8.1(b), upon the death of any Participant prior to the date of distribution on account of his retirement or his termination of employment, the Participant's Beneficiary shall receive a distribution of the entire value of the Participant's Account in one lump sum payment (or, if applicable and to the extent required by law, in the form of a survivor annuity pursuant to Section 6.2(c) with respect to a Participant who had an Account on August 23, 1999) commencing in accordance with Section 6.1.

(b) If, at the time of a Participant's death, the Participant was an employee of the Company or an Affiliated Employer and the value of the Participant's Account exceeds $5,000, the Participant's Beneficiary may elect within 30 days after the Participant's death (or such later time as the Administrative Committee shall prescribe) to either defer receipt of a lump sum distribution until the fifth anniversary of the Participant's death or to receive a distribution either (i) in the form of variable monthly, quarterly, semi-annual or annual payments, over a period ranging from one year to fifteen years (in whole years), the amount of which payments shall be determined in the same manner as described in Section 6.2(b) or (ii) in a combination of a lump sum and installments; provided, however, that if a Beneficiary is the Participant's surviving Spouse, the Beneficiary may elect to defer receipt of the distribution until the April 1st following the date the Participant would have attained age 70-1/2. Notwithstanding the foregoing, a Beneficiary may not elect to receive payments over a period which exceeds the Beneficiary's life expectancy. In addition, a Beneficiary's election under this paragraph (b) shall be subject to and paid in accordance with the applicable provisions of Section 401(a)(9) of the Code. A Beneficiary who elects to receive installments may revoke such election at any time and in lieu thereof elect to receive a lump sum distribution of the balance of his or her

         Account. In addition, a Beneficiary who elects to defer receipt of a distribution may revoke such election at any time and elect an earlier distribution date.

(c) If a Participant dies after distribution of his Account has commenced, the remaining portion of such Participant's Account shall be distributed to the Participant's Beneficiary no less rapidly than under the form of distribution elected by the Participant; provided, however, that, if the Participant was receiving payment in installments, the Beneficiary may, by written notice to the Administrative Committee, elect to receive all or a portion of the distribution or the remainder thereof in a lump sum.

(d) The Administrative Committee may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of a deceased Participant's Account as the Administrative Committee may deem proper and its determination of death and of the right of that Beneficiary or other person to receive payment shall be conclusive.


8.2      BENEFICIARY DESIGNATION

(a) A Participant may from time to time designate a Beneficiary to receive the value of his Account following the Participant's death by filing a beneficiary designation form with the Administrative Committee. Notwithstanding the preceding sentence, if a Participant dies leaving a surviving Spouse before complete distribution of his Account, the Participant's Beneficiary shall be the Participant's surviving Spouse, unless such surviving Spouse has consented to the designation of another Beneficiary, in a writing witnessed by a notary public, a Plan representative or as otherwise provided by applicable law; provided, however, the Spouse's consent shall not be required if:

         (i) The Participant and his or her Spouse were not married throughout the one year period ending on the date of the Participant's death;

         (ii) The Administrative Committee is unable to locate the Participant's Spouse;

         (iii) The Participant is legally separated or the spouse has abandoned the Participant and the Participant has a court order to that effect; or

         (iv) Other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement.

         If the Participant's Spouse is legally incompetent to give consent, the Spouse's legal guardian may give consent (even if the Participant is the legal guardian).

(b) If a Participant fails to name a Beneficiary or if the Beneficiary named by a Participant predeceases him, then the Administrative Committee shall direct the Trustee to pay the Participant's Account to the Participant's estate.

(c) If the Beneficiary does not predecease the Participant, but dies prior to complete distribution of the Participant's Account, the Administrative Committee shall direct the Trustee to pay the amounts remaining in the Participant's Account to the Beneficiary's estate.

(d) If the Administrative Committee, after reasonable inquiry, is unable within one year to determine whether or not any designated Beneficiary survived the event that entitled him or her to receive a distribution of any benefit under the Plan, the Administrative Committee shall conclusively presume that such Beneficiary died prior to the date he or she was entitled to a distribution.

                              ARTICLE IX - VESTING

9.1      DISTRIBUTION

         As of a Participant's Severance from Service Date, he shall be entitled to receive a distribution of his entire Vested Interest. Such distribution shall commence in accordance with the provisions of
         Section 6.1(a). If, at the Severance from Service Date, the Participant is not 100% vested, the non-vested portion of his Account will become a Forfeiture upon the earlier to occur of (i) the date of distribution of the Participant's Vested Interest in accordance with Section 6.1(a), and (ii) the end of a Period of Severance applicable to the Participant extending for sixty (60) consecutive months, and shall thereupon be applied in accordance with Section 9.3. If less than the full amount of a Participant's Vested Interest is distributed in accordance with
         Section 6.1(a), the amount of the Forfeiture determined at the time specified in clause (i) of the previous sentence shall be determined in accordance with the formula [A x B/C] where "A" is the amount of the Participant's non-vested Account balance, "B" is the portion of the Vested Interest distributed to the Participant and "C" is the Participant's total Vested Interest immediately prior to such distribution.

         If the amount of the vested portion of a Participant's Account at the time of his termination of employment is zero, the Participant shall be deemed to have received a distribution of such zero vested benefit upon his termination of employment.

9.2      NO FURTHER RIGHTS OR INTEREST

         If a Participant who has forfeited a portion of his Account has a Reemployment Commencement Date, he may elect to repay to the Plan the full amount of the distribution (excluding amounts attributable to the Participant's Post-Tax Contributions and Tax-Free Rollovers, except that the Participant may elect to repay the Plan all or part of these amounts as well) he previously received (unadjusted by any subsequent gains or losses). Such right of repayment shall be deemed waived unless repayment is made before the date that is sixty
         (60) consecutive months from date of rehire. On the date on which repayment is made, the previously forfeited amount (unadjusted by any subsequent gains or losses) shall be restored by the Employer with which the Participant is employed as an additional contribution. The restored amount shall be allocated to the Participant's Account and the repaid amount shall be invested in accordance with the provisions of
         Article V. A Participant shall have no further interest in, or any rights to, any portion of his Participant's Account that becomes a Forfeiture due to his incurrence of a Severance from Service Date once the Participant incurs a Period of Severance of five consecutive years.

9.3      FORFEITURE

         Any Forfeiture shall be credited and allocated to reduce Matching Contributions in the manner set forth in Section 3.2.

                     ARTICLE X - WITHDRAWALS DURING SERVICE

10.1     WITHDRAWALS - POST-TAX CONTRIBUTIONS

         A Participant may withdraw all or a portion of his Account which is attributable to Post-Tax Contributions at any time, subject to the requirements of Section 10.6.

10.2     WITHDRAWALS - TAX - FREE ROLLOVERS

         A Participant who has withdrawn the entire amount available under
         Section 10.1 may withdraw all or a portion of the Participant's Account attributable to Tax-Free Rollovers at any time, subject to the requirements of Section 10.6.

10.3     WITHDRAWALS - MATCHING CONTRIBUTIONS

         A Participant who (i) is an employee of the Company or an Affiliated Employer, (ii) is vested in all or a portion of his Account attributable to Matching Contributions under Section 3.2, and (iii) has withdrawn the entire amount available under Sections 10.1 and 10.2, may withdraw all or a portion of the vested portion of his Account attributable to his Matching Contributions, including any earnings, contributed at least two years immediately preceding the date of withdrawal, subject to the requirements of Section 10.6.

10.4     WITHDRAWALS AFTER AGE 59-1/2

         Subject to the requirements of Section 10.6, if a Participant attains age 59-1/2 while he is an employee of the Company or an Affiliated Employer, a Participant may elect to withdraw all or a portion of the following portions of his Account in the following order of priority:

         (a) The portion of the Participant's Account attributable to Post-Tax Contributions;

         (b) The portion of the Participant's Account attributable to Tax-Free Rollovers;

         (c) The vested portion of the Participant's Account attributable to Matching Contributions;

         (d) The portion of the Participant's Account attributable to Pre-Tax Contributions.

10.5     WITHDRAWALS DURING EMPLOYMENT ON ACCOUNT OF HARDSHIP

         Subject to the requirements of Section 10.6, a Participant may withdraw on account of hardship (i) all or a portion of his Account attributable to Pre-Tax Contributions other than the portion of his Pre-Tax Contribution Account attributable to income on such amounts earned after December 31, 1988, and (ii) the vested portion of his Account attributable to Matching Contributions contributed within two years preceding the date of the withdrawal.

         Hardship withdrawals are permitted only for one of the following immediate and heavy financial needs:

         (a) Expenses for medical care described in Section 213(d) of the Code incurred by the Participant, the Participant's Spouse, or any dependent of the Participant or necessary for such persons to obtain the medical care described in Section 213(d) of the Code;

         (b) Purchase (excluding mortgage payments) of a principal place of residence of the Participant;

         (c) Payment of tuition and related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant, his or her Spouse, children, or dependents; or

         (d) The need to prevent (i) the eviction of the Participant from his principal residence or (ii) foreclosure on the mortgage of the Participant's principal residence.

         If the Commissioner of Internal Revenue expands the list of deemed, immediate and heavy financial needs as provided above through publication of revenue rulings, notices or other documents of general applicability, then such deemed immediate and heavy financial needs may be included at the direction of the Administrative Committee in the list for which hardship withdrawals may be made.

         In order to obtain a hardship withdrawal, a Participant must satisfy the following requirements which are deemed to be necessary to satisfy an immediate and heavy financial need:

         (1) The distribution must not be in excess of the amount of the immediate and heavy financial need of the Participant;

         (2) The Participant must have obtained all distributions other than hardship distributions and all non-taxable loans currently available under all tax-qualified retirement plans maintained by the Company or all Affiliated Employers; however, in accordance with regulations under Section (401)(k) of the Code, taking any such action will not be required if it is reasonably believed that the effect of taking such action will increase the amount of the need;

         (3) A Participant's Pre-Tax Contributions and Post-Tax Contributions under this Plan and elective deferrals and after-tax contributions under all other plans maintained by the Company and all Affiliated Employers will be suspended for twelve (12) months after receipt of the hardship distribution; and

         (4) The Participant's Pre-Tax Contributions (and all elective deferrals under any other tax-qualified plan of the Company and all Affiliated Employers) for the taxable year immediately following the taxable year during which the hardship distribution is received will not be allowed to be in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of such Participant's Pre-Tax Contributions (and all elective deferrals under any other tax-qualified plan) for the taxable year during which the hardship distribution was received.

         For purposes of paragraph (3) above, "all other plans maintained by the Company and all Affiliated Employers" shall include stock option plans, stock purchase plans, qualified and nonqualified deferred compensation plans and such other plans as may be designated under regulations issued under Section 401(k) of the Code, but shall not include health and welfare benefit plans on the mandatory employee contribution portion of a defined benefit plan.

10.6     RULES GOVERNING WITHDRAWALS

         Withdrawals under this Article X shall be subject to the following requirements:

         (a) Participants shall request an in-service withdrawal from the Plan by contacting the Savings Line or the Administrative Committee). A completed in-service withdrawal form must be filed with the Administrative Committee in the case of a hardship withdrawal under Section 10.3.

         (b) In-service withdrawals shall be distributed as soon as administratively practicable following the date the request is received by the Plan, or if later in the case of a hardship withdrawal, when the Administrative Committee determines the requirements of Section 10.3 have been met.

         (c) In-service withdrawals shall be taken from the Investment Funds in which the Participant's Account is invested on a pro rata basis. All withdrawals shall be paid in cash in a lump sum.

         (d) The minimum amount or value of an in-service withdrawal is $100 or, if less, the total amount or value available for withdrawal.

10.7     NON-REPAYMENT

         Withdrawals made in accordance with this Article X may not be repaid.

10.8     WITHDRAWALS WHEN NOT FULLY VESTED

         If any portion of a withdrawal from a Participant's Account is attributable to Matching Contributions and the earnings thereon and such withdrawal is made when the Participant's Vesting Percentage is less than one hundred percent (100%), then at any subsequent time the Participant's Vested Interest in Matching Contributions and the earnings thereon shall be determined in accordance with the following formula:

                        Vested Interest = VP(AB + W) - W

         For purposes of applying this formula: VP is the Participant's Vesting Percentage at the relevant time; AB is the portion of the Participant's Account attributable to Matching Contributions and the earnings thereon, if any, at the relevant time; and W is the amount of withdrawals made by the Participant attributable to Matching Contributions.

                       ARTICLE XI - TOP-HEAVY REQUIREMENTS

If the Plan is or becomes a Top-Heavy Plan in any Plan Year, the provisions of this Article XI will supersede any conflicting provisions in the Plan.

11.1     DEFINITIONS

         The terms used in this Article XI shall be defined as follows:

         (a) Key Employee means any Participant or former Participant who is a "key employee" as defined by Section 416(i) of the Code and the regulations thereunder.

         (b) Top-Heavy Plan means this Plan if any of the following conditions exists:

                  (i) If the Top-Heavy Ratio of this Plan exceeds sixty percent (60%) and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of Plans.

                  (ii) If this Plan is part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group exceeds sixty percent (60%).

                  (iii) If this Plan is part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

         (c)      Top-Heavy Ratio means:

                  (i) A fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date, as defined in Section 11.1(f), (including part of any account balance distributed in the five (5)-year period ending on the Determination
                           Date) under the aggregated defined contribution plan or plans, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the account balances (including any part of any account balance distributed in the five (5) year period ending on the Determination Date) under the aggregated defined contribution plan or plans for all Participants and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date, all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an accrued benefit made in the five (5) year period ending on the Determination Date.

                  (ii) For purposes of (i) above, (A) the value of account balances will be determined as of the most recent Determination Date, and (B) the present value of accrued benefits will be determined as of the most recent valuation date used for computing minimum funding costs, that falls within or ends with the twelve (12) month period ending on the Determination Date. The account balances and accrued benefits of a Participant (A) who is not a Key Employee but who was a Key Employee in a prior year, or (B) who has not performed services for the Employer at any time during the five (5) year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with
                           Section 416 of the Code and the regulations thereunder and for such purpose the value of account balances shall not include amounts attributable to employee contributions.

                  (iii) Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is top-heavy, the accrued benefit of an Employee other than a Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and all Affiliated Employers, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(1)(C) of the Code.

         (d) Required Aggregation Group means (i) each qualified plan of the Company and the Affiliated Employers in which at least one Key Employee participates, and (ii) any other qualified plan of the Company and the Affiliated Employers which enables a plan described in (i) to meet the requirements of Section 401(a)(4) or 410 of the Code.

         (e) Permissive Aggregation Group means the Required Aggregation Group of plans plus any other plan or plans of the Company and the Affiliated Employers which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

         (f) Determination Date means, with respect to any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year and, with respect to the first Plan Year, the last day of such Plan Year.

         (g) Participant includes, for purposes of this Article XI, former Participants and any Beneficiary of such Participants.

11.2     MINIMUM EMPLOYER CONTRIBUTIONS

         For any Plan Year in which the Plan is Top-Heavy, the Employer shall make contributions for a Participant who is not a Key Employee in an amount equal to (a) where the Plan is not part of a Required Aggregation Group which includes a defined benefit plan the lesser of
         (i) three percent (3%) of such Participant's Compensation for such Plan Year, or (ii) the largest percentage of Employer contributions (stated as a percentage of the Key Employee's maximum compensation) allocated on behalf of any Key Employee for that year. However, if a defined benefit plan which benefits a Key Employee depends on this Plan to satisfy the nondiscrimination rules of Section 401(a)(4) of the Code or the coverage rules of Section 410 of the Code (or another plan benefiting the Key Employee so depends on such defined benefit plan), the allocation shall be three percent (3%) of Compensation for the Participants who are not Key Employees for the Plan Year regardless of the contribution rate for the Key Employees.

         Notwithstanding the preceding paragraph, for a Plan Year, a Participant covered under this Plan, which is determined to be Top Heavy, and a Top Heavy defined benefit plan, shall receive the defined benefit minimum from the Top Heavy defined benefit plan. Further, for a Plan Year, a Participant covered under this Plan, which is determined to be Top Heavy, and another Top Heavy defined contribution plan, shall receive the defined contribution minimum from this Plan.

         For purposes of determining the amount of the Employer's minimum required contribution under this Section 11.2, Pre-Tax Contributions to Highly Compensated Employees shall be treated as contributions made by the Employer; however, Pre-Tax Contributions shall not be treated as Employer contributions for purposes of satisfying the Employer's minimum contribution obligation. The contribution required by this Section shall be allocated to Participants who have not separated from service at the end of the Plan Year including, without limitation, individuals who declined to elect or make Pre-Tax Contributions.

11.3     EFFECT ON ALLOCATION LIMITATIONS

         In any Plan Year prior to January 1, 2000 in which the Top-Heavy Ratio exceeds sixty percent (60%), the dollar limitations set forth in
         Section 415(e)(2)(B) and 415(e)(3)(B) shall be multiplied by 1.0 rather than 1.25.

               ARTICLE XII - FIDUCIARY DUTIES AND RESPONSIBILITIES

12.1     GENERAL FIDUCIARY STANDARD OF CONDUCT

         Each Fiduciary of the Plan shall discharge his duties hereunder solely in the interest of the Participants and their Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. Each Fiduciary shall act with the care, skill, prudence and diligence under the circumstances that a prudent man acting in a like capacity and familiar with such matters would use in conducting an enterprise of like character and with like aims, in accordance with the documents and instruments governing this Plan, insofar as such documents and instruments are consistent with this standard.

         To the extent permitted by ERISA, each Fiduciary of the Plan shall be solely responsible for such person's own acts or omissions. Except as otherwise provided in ERISA, no Fiduciary shall have the duty to question whether any other Fiduciary is fulfilling all the responsibilities imposed upon such other Fiduciary by ERISA. No Fiduciary shall have any liability for a breach of fiduciary responsibility of another Fiduciary with respect to the Plan unless such person (a) knowingly participates in, or knowingly undertakes to conceal, an act or omission of such other Fiduciary, knowing such act or omission is a breach, (b) has actual knowledge of a breach by such other Fiduciary and fails to take reasonable remedial action to remedy such breach, or (c) through such person's negligence in performing his own fiduciary responsibilities which gave rise to his status as a Fiduciary, has enabled such other Fiduciary to commit a breach of the latter's fiduciary responsibilities.

12.2     PLAN PARTICIPATION AND COMPENSATION OF FIDUCIARIES

         Nothing in this Plan shall be construed to prevent any Fiduciary from receiving any benefit to which he may be entitled as a Participant or Beneficiary in this Plan, so long as the benefit is computed and paid on a basis which is consistent with the terms of this Plan as applied to all other Participants and Beneficiaries. Nor shall this Plan be interpreted to prevent any Fiduciary from receiving any reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of his duties with the Plan; except that no person so serving who already receives full-time pay from an Employer shall receive compensation from this Plan, except for reimbursement of expenses properly and actually incurred.

12.3     TRUST AGREEMENT

         The assets of the Plan shall be held in the Trust by one or more Trustees selected by Seagram and pursuant to the terms of a trust agreement. The trust agreement shall provide that:

         (a) Subject to Participants' investment elections, the assets of the Trust shall be invested and reinvested in such investments as either the Trustee or investment managers appointed by Seagram deem advisable from time to time;

         (b) The Investment Committee has concurrent authority, exercisable at its sole discretion, to direct the Trustee as to the sale or purchase of particular assets;

         (c) The Trustee has the authority to vote the Common Shares, either in person or by proxy, in accordance with the Investment Committee's instructions;

         (d) The Trustee has the authority to sell all or a portion of the Common Shares held by the Trust in accordance with the Investment Committee's instructions; and

         (e) The Trustee has the authority to acquire Common Shares through purchases on the open market, and, if Seagram so provides in writing, to acquire Common Shares in such other manner as Seagram shall authorize.

12.4     APPOINTMENT OF INVESTMENT MANAGERS


         Seagram shall have authority to appoint investment managers to manage all or a portion of the Trust. In the event an investment manager is appointed, the Trustee shall not have discretionary authority over the Trust assets managed by the investment manager.

12.5     INVESTMENT MANAGER POWERS


         Subject to the investment elections made by Participants and to the investment management agreement, an investment manager shall have the power to invest and reinvest the Trust assets (including the authority to acquire and dispose of Plan assets) for which it has been given discretionary authority, as it deems advisable.


12.6     POWER TO DIRECT INVESTMENTS

         Seagram retains no authority or responsibility over the management, acquisition or disposition of Plan assets except with respect to Seagram's power to select, retain and replace Trustees, investment managers and members of the Investment Committee and in the determination of the Plan's investment policies and objectives.


12.7     RETURN OF EMPLOYER CONTRIBUTIONS

         Except as otherwise provided in the Plan in accordance with applicable law, in the case of an Employer contribution which is made by virtue of a mistake of fact, nothing in the Plan shall prohibit the return of such contributions to the Employer within one (1) year after the payment of the contribution. If an Employer contribution is conditioned upon the deductibility of the contribution under Code Section 404 or any successor provision thereto, then, to the extent such contribution is disallowed, nothing in the Plan shall prohibit the return to an Employer of such contribution (to the extent disallowed) within one (1) year after such disallowance of the deduction. For this purpose, all contributions made by the Employer on expressly declared to be conditioned upon their deductibility under
         Section 404 of the Code.

                       ARTICLE XIII - PLAN ADMINISTRATION

13.1     APPOINTMENT OF ADMINISTRATIVE COMMITTEE

         The Plan shall be administered by Seagram through an Administrative Committee which shall be appointed by Seagram and may be removed by Seagram, for any reason, at its discretion. The Administrative Committee shall consist of not less than three (3) members, except that the Administrative Committee may temporarily function with less than three (3) members due to the resignation or removal of one or more of its Administrative Committee members provided all actions not previously allocated to any of the Administrative Committee members who have not resigned or been removed are taken unanimously. Unless Seagram otherwise provides, any member of the Administrative Committee who is an employee of Seagram, the Company or an Affiliate at the time of his or her appointment shall be deemed to have resigned from the Administrative Committee when no longer an Employee. employees of Seagram, the Company or an Affiliated Employer shall receive no compensation for their services rendered to or as members of the Administrative Committee but the Employer shall pay all direct expenses of the Administrative Committee, except to the extent paid by the Trust (as permitted by ERISA).

13.2     ACTION BY ADMINISTRATIVE COMMITTEE

(a) The Administrative Committee shall act by a majority of its members, except that the Administrative Committee may allocate its rights and/or responsibilities among one or more of its members and may delegate any of its rights and/or responsibilities to any person or persons selected by it. Administrative Committee action may be taken either by vote at a meeting (including a meeting by telephone conference) or in writing without a meeting and shall be evidenced by a written resolution or memorandum signed by at least two members or by one member and the Secretary of the Administrative Committee.

(b) The Administrative Committee may authorize in writing any person to execute any document or documents on its behalf, and any interested person, upon receipt of notice of such authorization directed to it, may thereafter accept and rely upon any document executed by such authorized person until the Administrative Committee shall deliver to such interested person a written revocation of such authorization.

(c) A member of the Administrative Committee who is also a Participant shall not vote or act upon any matter relating to himself or herself (except for matters that relate to Participants generally).

13.3     POWERS AND DUTIES OF THE ADMINISTRATIVE COMMITTEE

         The Administrative Committee shall have full discretion to construe the terms of the Plan and interpret its provisions and shall also have the right, power, duty and responsibility to perform all administrative functions and make all administrative decisions with respect to the Plan including, the right, power, duty and responsibility to:

         (i) Determine all questions of fact or interpretations that may arise under the Plan with any such determination to be conclusively binding upon all interested parties;


         (ii) Direct the Trustee to pay benefits under the Plan and to withhold appropriate amounts in accordance with applicable law;

         (iii) Promulgate rules as it shall deem necessary and proper for the administration of the Plan;

         (iv) Determine the rights of eligibility of an Employee to participate in the Plan;

         (v) Direct the Trustee regarding the establishment and maintenance of Participants' Accounts;

         (vi)     Establish a claims procedure;

         (vii) Review and render decisions regarding claims for benefits under the Plan;

         (viii) Cause the Plan to comply with the reporting and disclosure requirements of ERISA;

         (ix)     Recommend Plan amendments it deems appropriate; and

         (x) Engage the service of agents, independent counsel, consultants and advisers which it deems advisable to assist it with the performance of its duties, and, to the extent not paid by the Employer, to compensate them out of Plan assets.

         In addition to the foregoing, the Administrative Committee shall have all the rights, powers, duties and responsibilities granted or imposed upon it elsewhere in the Plan or by applicable law.

13.4     APPOINTMENT OF INVESTMENT COMMITTEE

         Seagram may appoint, and shall have the power to remove, for any reason, an Investment Committee to administer the investment functions of the Plan. The Investment Committee shall consist of not less than three (3) nor more than five (5) members, except that the Investment Committee may temporarily function with less than three (3) members due to the resignation or removal of one or more of its members, provided all actions not previously allocated to any of the Investment Committee members who have not resigned or been removed are taken unanimously. Unless Seagram otherwise provides, any member of the Investment Committee who is an employee of Seagram, the Company or an Affiliated Employer at the time of his appointment shall be considered to have resigned from the Investment Committee when no longer an employee. Employees of Seagram, the Company or an Affiliated Employer shall receive no compensation for their services rendered to or as members of the Investment Committee but the Employer shall pay all direct expenses of the Investment Committee, except to the extent paid by the Trust (as permitted by ERISA). If Seagram does not appoint an Investment Committee or if an Investment Committee has been removed by Seagram and no other Investment Committee appointed, the Administrative Committee shall assume the powers, duties, and responsibilities of the Investment Committee hereunder.

13.5     ACTION BY THE INVESTMENT COMMITTEE

(a) The Investment Committee shall act by a majority of its members, except that the Investment Committee may allocate its responsibilities among one or more of its members and may delegate its responsibilities to any person or persons selected by it. Investment Committee action may be taken either by vote at a meeting (including a meeting by telephone conference) or in writing without a meeting and shall be evidenced by a written resolution or memorandum signed by at least two members or by one member and the Secretary of the Investment Committee.

(b) The Investment Committee may authorize in writing any person to execute any document or documents on its behalf, and any interested person, upon receipt of notice of such authorization directed to it, may thereafter accept and rely upon any document executed by such authorized person until the Investment Committee shall deliver to such interested person a written revocation of such authorization.

(c) A member of the Investment Committee who is also a Participant shall not vote or act upon any matter relating to himself or herself (except for matters that relate to Participants generally).

13.6     INVESTMENT COMMITTEE POWERS AND DUTIES

         The Investment Committee shall have the exclusive responsibility for implementing the Plan's investment and funding policies and objectives by communicating them to the Plan's Trustee and investment managers. In addition, subject to the investment polices and objectives established by Seagram, the Investment Committee shall have the right, power, duty, and responsibility to:

         (i) Recommend changes to the Plan's investment and funding policies and objectives to Seagram, from time to time, as it deems appropriate;

         (ii) Monitor and evaluate the performance of the Trustee and investment managers and report regularly, at least annually, to Seagram with respect to the Investment Committee's findings and recommendations;

         (iii) Subject to Participants' investment elections, direct an investment manager or a Trustee with respect to the sale or purchase of particular assets, provided, that the Investment Committee shall only have the power to direct an investment manager to the extent permitted by Seagram's agreement with such investment managers;

         (iv) Direct the Trustee regarding the voting and tendering of Common Shares, except that if Seagram determines that a conflict of interest exists (including a tender offer (as such term is used in Section 14(d) of the Securities Exchange Act of 1934) by a person or entity which is not an Employer) between the Investment Committee's fiduciary duties to the Plan and the Committee member's individual responsibilities to the Employer, the Participants, rather than the Investment Committee, shall direct the Trustee, on a form prescribed by the Investment Committee, as to the voting and tendering of the Common Shares which are credited to their Account and the Trustee shall vote or tender the Common Shares for which no instructions have been received in the same manner on a proportionate basis, as the Common Shares for which instructions have been received; and

         (v) Engage the service of agents, independent counsel, consultants and advisers which it deems advisable to assist it with the performance of its duties, and, to the extent not paid by the Employer, to compensate them out of Plan assets.

         In addition to the foregoing, the Investment Committee shall have all the rights, powers, duties and responsibilities granted or imposed upon it elsewhere in the Plan.

13.7     POWERS AND DUTIES OF SEAGRAM

         Seagram shall have the exclusive responsibility for:

         (i) The selection and retention of the Plan's Trustee;


         (ii)     The selection and retention of the Plan's investment managers;

         (iii) The determination of the Plan's investment and funding policies and objectives;

         (iv) The selection and retention of members of the Administrative Committee and Investment Committee;

         (v) The determination that a conflict of interest exists, requiring that voting of Common Shares held in the Plan be passed through to Participants whose Accounts are invested, in whole or in part, in Common Shares;

         (vi) The determination that a tender offer (as such term is defined in Section 14(d) of the Securities Exchange Act of 1934) exists, requiring the pass through to Participants whose Accounts are invested, in whole or in part, in Common Shares of certain investment decisions; and

         (v) The authorization of the Trustee to acquire Common Shares in a manner other than through the purchase of shares on the open market.

         In addition to the foregoing, Seagram shall have all the rights, powers, duties and responsibilities granted or imposed upon it elsewhere in the Plan.

13.8     ACTION BY SEAGRAM

         Seagram shall act by resolution of the Board.


13.9     DESIGNATION OF FIDUCIARY AUTHORITY

         The Administrative Committee, Investment Committee and Seagram may designate persons, including persons other than "named fiduciaries" as defined in ERISA Section402(a)(2), to carry out its rights, powers, duties and responsibilities. Any person, corporation or other entity may serve in more than one fiduciary capacity under the Plan.

13.10    RELIANCE ON ADVISORS

         The Administrative Committee, Investment Committee and Seagram shall be entitled to rely upon the advice, opinions, reports, statements and certificates of counsel, consultants, accountants and other experts retained by them.

13.11    INDEMNIFICATION OF FIDUCIARIES

(a) The Employer shall indemnify and save harmless each member of the Administrative Committee and the Investment Committee, and each officer, employee and agent of Seagram or the Employer from and against any and all loss resulting from liability to which he or she may be subject by reason of any act or conduct (except actions taken in bad faith) or negligence (except for gross negligence) taken in his official capacity in the administration of the Plan or Trust. This indemnification shall include all expenses reasonably incurred in defending a fiduciary. This indemnification is not intended to relieve any member of the Administrative Committee or the Investment Committee from any liability he may have under ERISA for breach of a fiduciary duty or otherwise under part 4 of Title I of ERISA.

(b) This Section shall not extend to the Trustee unless it is specifically extended to the Trustee by separate written agreement executed by the Trustee and Seagram.

                       ARTICLE XIV - PARTICIPANTS' RIGHTS

14.1     GENERAL RIGHTS OF PARTICIPANTS AND BENEFICIARIES

         The Plan is established and the Plan assets are held for the exclusive purpose of providing benefits for Participants and their Beneficiaries.

14.2     FILING A CLAIM FOR BENEFITS

         A Participant or Beneficiary or the Employer acting in his behalf, shall notify the Administrative Committee of a claim of benefits under the Plan. Such request shall be in writing to the Administrative Committee and shall set forth the basis of such claim and shall authorize the Administrative Committee to conduct such examinations as may be necessary to determine the validity of the claim and to take such steps as may be necessary to facilitate the payment of any benefits to which the Participant or Beneficiary may be entitled under the terms of the Plan.

14.3     DENIAL OF CLAIM

         Whenever a claim for benefits by any Participant or Beneficiary has been denied by the Administrative Committee, a written notice, prepared in a manner calculated to be understood by the Participant, must be provided, setting forth (a) the specific reasons for the denial; (b) the specific reference to pertinent Plan provisions on which the denial is based; (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (d) an explanation of the Plan's claim review procedure.

14.4     REMEDIES AVAILABLE TO PARTICIPANTS

         A Participant or Beneficiary may (a) request a review by the Administrative Committee, upon written application, (b) review pertinent Plan documents, and (c) submit issues and comments in writing to the Administrative Committee. A Participant or Beneficiary shall have sixty (60) days after receipt by the claimant of written notification of a denial of a claim to request a review of a denied claim.

         A decision by the Administrative Committee shall be made promptly and not later than sixty (60) days after the Administrative Committee's receipt of a request for review, unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty
         (120) days after receipt of a request for review. The decision on review by the Administrative Committee shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

14.5     LIMITATION OF RIGHTS

         Participation hereunder shall not grant any Participant the right to be retained in the service of the Employer or any other rights or interest in the Plan other than those specifically herein set forth.

14.6     MERGERS OR TRANSFERS

         In the case of any merger with or transfer of assets or liabilities to any other defined contribution plan, the following conditions must be met:

         (a) The sum of the Account balances in each plan shall equal the fair market value (determined as of the date of the merger or transfer) of the entire plan assets.

         (b) The assets of each plan shall be combined to form the assets of the plan as merged (or transferee).

         (c) Immediately after the merger (or transfer), each Participant in the plan merged (or transferee) shall have an Account balance equal to the sum of the Account balances the Participant had in the plans immediately prior to the merger (or transfer).

                ARTICLE XV - AMENDMENT OR TERMINATION OF THE PLAN

15.1     AMENDMENT OF PLAN

         Seagram shall have the right from time to time to modify or amend, in whole or in part, any or all provisions of the Plan. The authority of Seagram to act in accordance with the previous sentence may be delegated by the Board to one or more committees thereof or to one or more officers of Seagram. Any action by Seagram or such committee shall be undertaken either by resolution duly adopted at a meeting or by written consent in lieu of a meeting, in either case in accordance with the By-Laws of Seagram and applicable state law.

         No amendment shall deprive any Participant or Beneficiary of any Vested Interest hereunder. Any Participant having a Period of Service of not less than three (3) years shall be permitted to elect, in writing, to have his Vesting Percentage computed under the Plan without regard to such. The period during which the election must be made by the Participant shall begin no later than the date the Plan amendment is adopted and end no later than after the latest of the following dates:

         (a) The date which is sixty (60) days after the day the amendment is adopted;

         (b) The date which is sixty (60) days after the day the amendment becomes effective;

         (c) The date which is sixty (60) days after the day the Participant is issued written notice of the amendment by the Company or the Administrative Committee.

15.2     TERMINATION OF THE PLAN

         The Company intends to continue the Plan indefinitely for the benefit of its Employees, but Seagram reserves the right to terminate the Plan at any time by action of its board of directors. Any such action of the board shall be undertaken in the manner described in Section 15.1. Upon such termination, the liability of the Employer to make contributions hereunder shall terminate. The Plan shall terminate automatically upon complete discontinuance of contributions hereunder.

15.3     FULL VESTING

         Upon the termination or partial termination of the Plan, or upon complete discontinuance of Matching Contributions, the rights of all affected Participants in and to the amounts credited to each such Participant's Account shall be one hundred percent (100%) vested and nonforfeitable. Thereupon, each Participant shall receive a total distribution of his Participant's Account (including any amounts in the Forfeiture account allocated in accordance with Section 15.4) in accordance with the terms and conditions of Article VI.

15.4     APPLICATION OF FORFEITURES

         Upon the termination of the Plan, any amount in the Forfeiture account which has not been allocated as of such termination shall be allocated and credited to each Participant's Account of the then Participants in the same manner as the last Matching Contribution made under the Plan.

15.5     SUBSEQUENT UNFAVORABLE DETERMINATION BY THE INTERNAL REVENUE SERVICE

         If the Company is notified subsequent to initial favorable qualification that the Plan is no longer qualified within the meaning of Section 401(a) of the Code, or that the Trust is no longer entitled to exemption under the provisions of Section 501(a), and if the Employer shall fail within a reasonable time to make any necessary changes in order that the Plan and/or Trust shall so qualify, the Participants' Accounts shall be fully vested and nonforfeitable and shall be disposed of in the manner set forth in Sections 15.3 and 15.4 above.

                           ARTICLE XVL - MISCELLANEOUS

16.1     NON-REVERSION

         This Plan has been established by the Employer for the exclusive benefit of the Participants and their Beneficiaries. Except as provided under Section 12.7, under no circumstances shall any funds contributed hereunder at any time revert to or be used by the Employer, nor shall any such funds or assets of any kind be used other than for the benefit of the Participants or their Beneficiaries.

16.2     GENDER AND NUMBER

         When necessary to the meaning hereof, and except when otherwise indicated by the context, either the masculine or the neuter pronoun shall be deemed to include the masculine, the feminine, and the neuter, and the singular shall be deemed to include the plural.

16.3     GOVERNING LAW

         The Plan and Trust shall be governed and construed in accordance with the laws of the State of New York except to the extent preempted by federal law.

16.4     COMPLIANCE WITH THE CODE AND ERISA

         This Plan is intended to comply with all requirements for qualification under the Code and ERISA, and if any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan being so qualified. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision, and this Plan shall be construed and enforced as if such provision had not been included.

16.5     NON-ALIENATION

         It is a condition of the Plan, and all rights of each Participant shall be subject thereto, that no right or interest of any Participant in the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, but without limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, and no right or interest of any Participant in the Plan shall be liable for or subject to any obligation or liability of such Participant. The preceding sentence also shall apply to the creation, assignment or recognition of a right to any benefit payable to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order (as defined in Section 414(p) of the Code). The Administrative Committee shall establish reasonable procedures to determine the qualified status of a domestic relations order in accordance with the requirements of Section 414(p) of the Code and
         Section 206(d) of ERISA. An alternate payee under a qualified domestic relations order may receive a distribution from this Plan at any time, including prior to the date the Participant to whom the order relates attains the earliest retirement age under the Plan.

16.6     ACTION BY THE EMPLOYER OR SEAGRAM

         Except as otherwise provided herein, any action required to be taken by an Employer or Seagram pursuant to the terms of the Plan shall be taken by its board of directors or a committee thereof or any person or persons duly empowered to exercise the powers of the Employer or Seagram, as the case may be, with respect to the Plan.

                                   APPENDIX A

                          VOLUNTARY INVESTMENT PROGRAM

Effective as of January 1, 1991, the assets and liabilities of the Pension Plan for Employees of PolyGram Records, Inc. and Affiliated Companies attributable to the Voluntary Investment Program ("VIP") account balances of certain employees were transferred to this Plan. The provisions of this Appendix A shall be applicable to such account balances.

1.       INVESTMENT

         The Participant's VIP account balance shall be invested at the discretion of the Trustee in one of the Investment Funds or in one or more separate investments; provided, however, that the Investment Committee may elect to direct the Trustee as to the investment of the VIP account balance or to permit the Participant to elect to invest the VIP account balance in one or more Investment Funds. Any such election by the Participant shall be in accordance with Section 5.2 of the Plan.

2.       VESTING

         A Participant at all times shall be 100% vested in his VIP account balance.

3.       FUTURE CONTRIBUTIONS

         No future contributions to the VIP shall be permitted.

4.       WITHDRAWAL

         While in the employ of the Company or an Affiliated Employer, a Participant may elect to withdraw all or any portion of the lesser of the aggregate deposits made to the Participant's VIP account; or the fair market value of his VIP account. Thereafter, a

         Participant may withdraw the excess, if any, of the fair market value of his VIP account balance over the aggregate deposits made to his VIP account (i) upon a determination by the Administrative Committee that the Participant intends to use the money for necessary personal expenses, such as the purchase or renovation of a home, education of children, or an unusual financial emergency, or (ii) upon at least thirteen (13) months' advance notice to the Administrative Committee.

5.       PAYMENT OF ACCOUNT BALANCE

         Upon termination of a Participant's employment for any reason, including death, a Participant's VIP account balance shall be distributed to him in the manner chosen by the Participant from among the following:

         (a)      a lump sum payment;

         (b) installments over a period of time, including, if applicable, installments under options provided by an automatic withdrawal plan under the contract of a mutual fund comprising part of the Participant's VIP account, or

         (c)      purchase of an immediate or deferred nontransferable annuity.

         The manner of such distribution for any married Participant who chooses payment in the form of an annuity shall be pursuant to the qualified joint and survivor annuity requirements of Section 6.2(c).

         Any distribution in installments or annuity contract payments shall not be for a period in excess of the Participant's life expectancy, except in the case of a qualified joint and survivor annuity for the Participant and his spouse.

         Upon the discontinuance of this Appendix A, the Account of each Participant hereunder shall be distributed in a manner as described in
         Section 5 above.

                                   APPENDIX B

                     PROVISIONS RELATING TO PARTICIPANTS WHO
                    WERE FORMERLY PARTICIPANTS IN THE ISLAND
                    ENTERTAINMENT GROUP, INC. RETIREMENT PLAN

1.       EFFECTIVE DATE

         Effective as of January, 1, 1991, the Island Entertainment Group, Inc. became a participating employer in the Plan and the Island Entertainment Group, Inc. Retirement Plan (the "Island Plan") was merged with and into the Plan.

2.       ELIGIBILITY

         Employees of the Island Entertainment Group, Inc. who were participants in the Island Plan on January 1, 1991, or who were eligible to become participants in the Island Plan as of January 1, 1991, shall be eligible to participate in the Plan as of January 1, 1991. Each other Island Entertainment Group, Inc. employee (other than an employee who is covered by a collective bargaining agreement) shall be eligible to participate in the Plan upon satisfaction of the eligibility requirements.

3.       ADMINISTRATION OF CONTRIBUTIONS TO THE ISLAND PLAN

         The portion of a Participant's Account attributable to the Participant's contributions to the Island Plan shall be administered as follows:

         (a) pay conversion contributions shall be administered as Pre-Tax Contributions;

         (b) matching and regular contributions shall be administered as Matching Contributions; and

         (c) voluntary contributions shall be administered as Post-Tax Contributions.


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
4.       LOANS

         Loans outstanding under the Island Plan on January 1, 1991 will continue to be administered according to their terms and will be held as an investment of the Plan. No further loans shall be available except in accordance with the terms of the Plan.

                                   APPENDIX C

                                      LOANS

1.01 A Participant shall be entitled to a loan from his Account subject to the following terms and conditions:

(a) Loans shall be made available to all Participants on an equal basis in accordance with the written procedure established by the Administrative Committee and communicated to Participants. Loans shall be available by contacting the Savings Line (or, if unable to use the Savings line, in writing, on a form prescribed the Administrative Committee for such purpose) and shall be based solely upon the Participant's vested balances in his Account and conditioned upon the repayment of any existing Plan loan. In particular, loans shall not be made available to Participants who are Highly Compensated Employees, officers, or shareholders in percentage amounts greater than the percentage amounts of the values described in paragraph (b) below made available to other Participants;

(b) The principal amount of a loan to a Participant may not exceed the lesser of (i) $50,000 (reduced by the highest outstanding balance of Plan loans during the twelve (12) month period ending on the day before the date on which the loan was made), or (ii) fifty percent (50%) of the Participant's vested interest in his Account which includes any outstanding loan balance as of the last date for which data are available, but which shall in no event be more than twelve (12) months prior to such loan. For purposes of clause (i), the Plan and all other "qualified retirement plans" (as defined in Section 72(p)(4)of the Code) maintained by the Company and all Affiliated Employers shall be treated as a single plan.

(c) Loans shall be made at the prime rate as of the first day of the month in which such loan is made (or the first business day immediately following such date), as

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
         announced in the Wall Street Journal (or to the extent the Wall Street Journal ceases to be published, such other newspaper selected by the Administrative Committee) plus one percentage point, or such other interest rate as may later be designated by the Administrative Committee for subsequent loans.

(d) Loans shall be amortized in substantially level payments, made not less frequently than quarterly, for a period of not less than twelve months and not more than five (5) years according to nondiscriminatory rules established by the Administrative Committee, provided, however, that
         (i) the principal and interest on a loan which is to be used to acquire a principal residence of the Participant may be amortized over a period of fifteen years; (ii) loan repayments will be suspended under the Plan as permitted under Section 414(u) of the Code, (iii) prepayment in whole at any time shall be permitted; and (iii) loans shall be repaid through payroll deduction. Loans shall be repaid in full upon termination of employment;

(e) The loan obligation of the Participant shall be evidenced by a promissory note which shall contain the terms of repayment and such other terms and provisions as may be necessary or advisable;

(f) The obligation of the Participant shall be secured by up to fifty percent (50%) of the vested balance of the Account maintained for the Participant in the Plan;

(g) The portion of any such repayment of principal or payment of interest credited to an Account shall be invested in and credited to the investment funds in accordance with such Participant's current investment direction pursuant to Article V; and

(h) Only one loan may be outstanding at any time and the minimum loan shall be $ l,000. The Administrative Committee may prescribe such additional rules and procedures as it may deem appropriate, including, without limitation, rules and procedures by which the making of loans to Participants or to any class of Participants may be terminated, suspended, or restricted, if and to the extent deemed by the Administrative Committee to be necessary or desirable in order to effect compliance with applicable laws and regulations.

                                   APPENDIX D

                   PROVISIONS RELATING TO EMPLOYEES OF MOTOWN

1.       EFFECTIVE DATE

         Prior to January 1, 1994 (the "Motown Effective Date"), Motown Record Company, L.P. and its participating affiliates (collectively, "Motown") sponsored The Golden Savings Plan (the "Golden Plan"). Effective as of the Motown Effective Date, each such company became an Employer under the Plan and the Golden Plan was merged with and into the Plan. As of the Motown Effective Date, the provisions of the Plan (including, without limitation, the provisions of this Appendix D) shall govern the benefits available to Motown employees who were in the employ of Motown on or after the Motown Effective Date.

2.       ELIGIBILITY AND VESTING

         Employees of Motown who were participants in the Golden Plan or eligible to participate in the Golden Plan immediately prior to the Motown Effective Date shall be eligible to participate in the Plan as of the Motown Effective Date. Each other Motown employee (other than an employee who would otherwise be excluded from participation in the Plan under Section 1.15 of the Plan) shall be eligible to participate in the Plan upon satisfaction of the eligibility requirements set forth in
         Article II of the Plan. For purposes of calculating a Motown employee's Vesting Service, such employee's Employment Commencement Date shall be deemed to be the later of (i) January 1, 1993 and (ii) the date of such employee's employment with Motown.

3.       CONTRIBUTIONS

         "Deferrals" under the Golden Plan shall be administered as Pre-Tax Contributions.

4.       ACCOUNT TRANSFERS

         Unless a participant in the Golden Plan elects a different account allocation in the manner prescribed by the Administrative Committee for this purpose, on or as soon as practicable after the Motown Effective Date, amounts held in the Golden Plan shall be transferred to the Investment Accumulation Fund of the Plan.

5.       LOANS

         Loans outstanding under the Golden Plan on the Motown Effective Date will continue to be administered in accordance with their terms and will be held as an investment of the Plan. No further loans shall be available except in accordance with the terms of the Plan.

         Except as otherwise amended hereby, the Plan shall remain in full force and effect.

                                   APPENDIX E

             PROVISIONS RELATING TO ELIGIBLE ROLLOVER DISTRIBUTIONS

This Appendix E applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Appendix, a distributee may elect, at any time and in the manner prescribed by the Administrative Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

1.       DEFINITIONS

         (a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code.

         (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
                  Section 408(b) of the Code, an annuity plan described in
                  Section 403(a) of the Code, or a qualified trust described in
                  Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         (c) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

         (d) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                   APPENDIX F

              PROVISIONS RELATING TO EMPLOYEES OF ISLAND L.A., INC.

1.       ELIGIBILITY AND VESTING

         Employees of Island L.A., Inc. and its participating affiliates (collectively, "Island") who were participants in the Island L.A., Inc. Retirement Plan immediately prior to January 1, 1995 (the "Island Effective Date") shall be eligible to participate in the Plan as of the Island Effective Date. Each other Island employee (other than an employee who would otherwise be excluded from participation in the Plan under Section 1.15 of the Plan) shall be eligible to participate in the Plan upon satisfaction of the eligibility requirements set forth in
         Article II of the Plan. For purposes of calculating an Island employee's Vesting Service, such employee's Employment Commencement Date shall be deemed to be the date of such employee's employment with Island.

         Except as otherwise amended hereby, the Plan shall remain in full force and effect.

                                   APPENDIX G

        PROVISIONS RELATING TO EMPLOYEES OF ITC ENTERTAINMENT GROUP, INC.

1.       EFFECTIVE DATE

         Prior to January 1, 1996 (the "ITC Effective Date"), ITC Entertainment Group, Inc. and its participating affiliates (collectively, "ITC") sponsored the ITC Entertainment Group. Inc. Retirement Plan (the "ITC Plan"). Effective as of the ITC Effective Date, each such company became an Employer in the Plan and the ITC Plan was frozen such that no ITC employee hired after the ITC Effective Date could participate in the ITC Plan, and the ITC Plan was subsequently terminated effective June 30, 1996. As of the ITC Effective Date, the provisions of the Plan (including, without limitation, the provisions of this Appendix G) shall apply to and govern the benefits available to ITC employees in the employ of ITC on or after the ITC Effective Date.

2.       ELIGIBILITY

         All ITC employees employed by ITC immediately prior to the ITC Effective Date ("Transferred ITC Employees") shall be eligible to participate in the Plan as of the ITC Effective Date. Each other ITC employee (other than an employee who would otherwise be excluded from participation in the Plan under Section 1.15 of the Plan) shall be eligible to participate in the Plan upon satisfaction of the eligibility requirements set forth in Article II of the Plan.

3.       VESTING

         For purposes of calculating a transferred ITC Employee's Vesting Service, such employee's Employment Commencement Date shall be deemed to be January 1, 1991 and as of the ITC Effective Date, such employee will be fully (100%) vested in all benefits earned under the Plan.

                                   APPENDIX H

       PROVISIONS RELATING TO EMPLOYEES OF INTERSCOPE COMMUNICATIONS, INC.

1.       ELIGIBILITY

         Employees of Interscope Communications, Inc. and its participating affiliates (collectively, "Interscope") who were participants in or eligible to participate in the Interscope Communications, Inc. 401(k) Plan (the "Interscope Plan") immediately prior to January 1, 1996 (the "Interscope Effective Date") shall be eligible to participate in the Plan as of the Interscope Effective Date. Each other Interscope employee (other than an employee who would otherwise be excluded from participation in the Plan under Section 1.15 of the Plan) shall be eligible to participate in the Plan upon satisfaction of the eligibility requirements set forth in Article II of the Plan.

2.       VESTING

         For purposes of calculating an Interscope employee's Vesting Service, an Interscope Employee with three (3) or more years of employment at Interscope as of the Interscope Effective Date will be fully (100%) vested in all benefits earned under the Plan; an Interscope Employee who does not have three (3) years of service with Interscope as of January 1, 1996 shall be deemed to have an Employment Commencement Date that is the date such employee's employment with Interscope commenced.

                                   APPENDIX I

             PROVISIONS RELATING TO EMPLOYEES OF WORKING TITLE, INC.

         ELIGIBILITY

         As of January 1, 1996, each employee of Working Title, Inc. ("Working Title") (other than an employee who would otherwise be excluded from participation in the Plan under Section 1.15 of the Plan) shall be eligible to participate in the Plan upon satisfaction of the eligibility requirements set forth in Article II of the Plan. For purposes of calculating a Working Title employee's Vesting Service, such employee's Employment Commencement Date shall be deemed to be the date such employee's employment with Working Title commenced.

                                   APPENDIX J

           PROVISIONS RELATING TO EMPLOYEES OF GRAMERCY PICTURES, INC.

         ELIGIBILITY

         As of April 1, 1996, each employee of Gramercy Pictures, Inc. ("Gramercy") (other than an employee who would otherwise be excluded from participation in the Plan under Section 1.15 of the Plan) shall be eligible to participate in the Plan upon satisfaction of the eligibility requirements set forth in Article II of the Plan. For purposes of calculating a Gramercy employee's Vesting Service, such employee's Employment Commencement Date shall be deemed to be the date such employee's employment with Gramercy commenced.

                                   APPENDIX K

                              SPECIAL CONTRIBUTION

Notwithstanding any limitation set forth in the Plan, including, without limitation, Article IV hereof, and in reliance on the private letter ruling issued by the IRS to the Company on November 18, 1997, the Company shall contribute to the Plan an amount (the "Special Contribution") equal to $2,085,231.88, plus Earnings (as defined below). The Special Contribution shall be allocated among all Participants (the "Affected Participants") whose Accounts were invested in the Intermediate Fixed Income Fund at any time during the period beginning on July 1, 1996 and ending on November 30, 1996 (the "Five-Month Period"). The portion of the Special Contribution allocated to the Account of each Affected Participant shall equal the principal net loss incurred by such Affected Participant in the Intermediate Fixed Income Fund during the Five-Month Period (or portion thereof). The portion of the Special Contribution to be made to each Affected Participant's Account shall be allocated among the various categories (e.g., Pre-Tax Contributions, Post-Tax Contributions, Matching Contributions and Rollover Amounts) of such Account in the same manner as the losses incurred by the Intermediate Fixed Income Fund had been allocated in such Account by the recordkeeper. For purposes of this Appendix K, "Earnings" shall mean the rate of return of the Intermediate Fixed Income Fund during the period from January 1, 1997 through December 31, 1997.


                                     xviii

                                   APPENDIX L

            REVISION OF THE PLAN AND APPLICABILITY OF PLAN PROVISIONS


The provisions of the Plan as set forth herein are effective as of August 23, 1999, except that certain provisions shall have an earlier or later effective date as specifically set forth in the Plan or as follows:

1. The deletion of the family aggregation provision from the definition of Compensation in Section 1.10 shall be effective as of January 1, 1997.

2. The definition of Highly Compensated Employee set forth in Section 1.22 shall be effective as of January 1, 1997.

3. The provision addressing military service in Section 3.6 and Appendix C shall be effective as of December 12, 1994.

4. The revised methods of allocating excess contributions to Highly Compensated Employees in Sections 4.3 and 4.4 shall be effective as of January 1, 1997.

5. The revision to Appendix E relating to the exclusion of hardship distributions from the definition of eligible rollover distribution shall be effective as of January 1, 1999.



                                      xix